EXHIBIT 99.1

Earnings Release & Supplemental Information — Unaudited
June 30, 2015

OVERVIEW:	Section I	INVESTING ACTIVITY:	Section IV
Earnings Release	i-x	Investment Activity	21
Summary Description	1	Construction, Redevelopment, Wholesale Data Center and Land	22
Equity Research Coverage	2	Summary of Construction Projects	23
Selected Financial Summary Data	3	Summary of Redevelopment Projects	24
Selected Consolidated Portfolio Data	4	Summary of Land Owned/Controlled	25

FINANCIAL STATEMENTS:	Section II	CAPITALIZATION:	Section V
Quarterly Consolidated Balance Sheets	5	Quarterly Equity Analysis	26
Consolidated Statements of Operations	6-7	Debt Analysis	27-28
Consolidated Statements of FFO	8-9	Debt Maturity Schedule	29
Consolidated Reconciliations of AFFO	10	Consolidated Joint Ventures	30

PORTFOLIO INFORMATION:	Section III	RECONCILIATIONS & DEFINITIONS:	Section VI
Consolidated Office Properties by Region	11	Supplementary Reconciliations of Non-GAAP Measures	31-33
NOI from Real Estate Operations and Occupancy by Property Grouping	12	Definitions	34-39
Real Estate Revenues & NOI from Real Estate Operations by Segment	13
Same Office Properties Average Occupancy Rates by Region	14
Same Office Property Real Estate Revenues & NOI by Region	15
Leasing - Total Office Portfolio	16-17
Lease Expiration Analysis	18-19
Top 20 Office Tenants	20

Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT REPORTS SECOND QUARTER 2015 RESULTS

COLUMBIA, MD July 28, 2015 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the second quarter ended June 30, 2015.

“Second quarter results exceeded the high end of our guidance due to favorable NOI and the timing of our $300 million Senior Notes offering. For the year, FFO per share is on track to grow by 7.5%,” stated Roger A. Waesche, Jr., COPT’s President & Chief Executive Officer. “During the quarter we opportunistically acquired a Class-A, Metro-served building for $81 million that is 100% leased to Strategic Tenants. The building is in an amenity-rich, supply-constrained submarket on the Northern Virginia side of the Washington, DC Beltway and evidences our commitment to increasing our concentration of urban and/or mass transit-served office buildings.”

Results:
Diluted funds from operations per share (“FFOPS”), as adjusted for comparability, was $0.52 for the quarter ended June 30, 2015 as compared to $0.44 reported for the second quarter of 2014.

Per NAREIT’s definition, FFOPS for the second quarter of 2015 was $0.48 versus $0.37 reported in the second quarter of 2014.

Diluted earnings per share (“EPS”) was $0.13 for the quarter ended June 30, 2015 as compared to $0.02 in the second quarter of 2014. Please refer to the reconciliation tables that appear later in this press release.

Operating Performance:
Portfolio Summary - At June 30, 2015, the Company’s portfolio of 179 operating office properties totaled 18.0 million square feet that were 92.0% occupied and 92.9% leased. During the quarter, the Company placed 7400 Redstone Gateway into service in Huntsville, Alabama. The 69,000 square foot project completes a 132,000 square foot facility that is 100% leased by DRS Technologies.

Same Office Performance - The Company’s same office portfolio for the quarter ended June 30, 2015 consisted of 160 properties encompassing 15.5 million square feet, or 86% of the total portfolio. The Company’s same office portfolio occupancy improved 50 basis points during the quarter, to 91.2% occupied and, at June 30, 2015, was 92.2% leased. For the second quarter ended June 30, 2015, the Company’s same office property cash NOI, which excludes gross lease termination fees and rent from tenant-funded landlord assets, increased 0.6% as compared to the second quarter of 2014.

i

Office Leasing - COPT completed a total of 490,000 square feet of leasing in the quarter ended June 30, 2015 and achieved a 74% renewal rate.

In the quarter, lease terms on renewals averaged 3.1 years; for development and other new leases they averaged 9.1 and 6.9 years, respectively.

For the quarter, total rent on renewed space increased 2.5% on a GAAP basis; on a cash basis, renewal rates declined 2.3% compared to the expiring rents.

Investment Activity:
Construction - At June 30, 2015, the Company had six properties totaling 1.0 million square feet under construction for a total projected cost of $219.3 million, of which $130.1 million had been invested. These six projects were 62% pre-leased at June 30, 2015. As of the same date, COPT had six properties under redevelopment representing a total projected cost of $63.9 million, of which $44.3 million has been invested. The six redevelopment properties totaled approximately 309,000 square feet that, at June 30, 2015, were 46% pre-leased.

Acquisitions - During the quarter, the Company acquired Metro Place II, a 237,000 square foot, Class-A office building that is 100% leased to customers in COPT’s Strategic Tenant Niche, for $81 million. The building is located at 2600 Park Tower Drive, a Metro-served, mixed-use and amenity-rich location within the Merrifield submarket of Northern Virginia.

Balance Sheet and Capital Transactions:
As of June 30, 2015, the Company’s debt to adjusted book ratio was 41.6%, its adjusted debt to in-place adjusted EBITDA ratio was 6.6x and its adjusted EBITDA fixed charge coverage ratio was 3.1x. The Company’s weighted average interest rate was 3.8% for the quarter ended June 30, 2015 and 94% of the Company’s debt was subject to fixed interest rates, including the effect of interest rate swaps.

During the quarter ended June 30, 2015:

•
On May 6, the Company amended the terms of its $800 million line of credit to: (1) extend the maturity date from July 14, 2017, to May 6, 2019 plus two six-month extension options; and (2) lower the interest rate spread over 30-day LIBOR and the facility fee to current market.

•
Also on May 6, the Company amended the terms of its $250 million Term Loan and repaid $50 million on its $150 million Term Loan. The $250 million dollar Term Loan, that was previously scheduled to mature on February 14, 2017, was increased by $50 million, to $300 million, the maturity date was extended to May 6, 2020 and the spread to LIBOR was lowered to current market.

•
In late June, the Company issued $300 million of 5.00% senior unsecured notes due July 1, 2025 at a price equal to 99.510% of the principal amount. The net proceeds from the offering were used to repay borrowings under its unsecured revolving credit facility and for general corporate purposes.

2015 FFO Guidance:
Management is increasing its previously issued full year guidance for FFOPS, as adjusted for comparability, by $0.01 to $2.00-$2.04. Management is establishing guidance for FFOPS, as adjusted for comparability, of $0.51-$0.53 for the third quarter 2015 and $0.52-$0.54 for the fourth quarter 2015. Reconciliations of projected diluted EPS to projected FFOPS are provided as follows:

	Three Months Ending		Three Months Ending		Year Ending
	September 30, 2015		December 31, 2015		December 31, 2015
	Low	High	Low	High	Low	High
EPS	$0.11	$0.13	$0.11	$0.13	$1.26	$1.30
Real estate depreciation and amortization	0.36	0.36	0.38	0.38	1.46	1.46
Impairment losses on previously depreciated properties	—	—	—	—	0.01	0.01
FFOPS, NAREIT definition	0.47	0.49	0.49	0.51	2.73	2.77
Operating property acquisition costs	0.01	0.01	—	—	0.02	0.02
Demolition costs on redevelopment properties	0.01	0.01	0.01	0.01	0.02	0.02
NOI from properties to be conveyed (a)	(0.01)	(0.01)	(0.01)	(0.01)	(0.04)	(0.04)
Interest expense on loan secured by properties to be conveyed (a)	0.03	0.03	0.03	0.03	0.12	0.12
Gains on sales of undepreciated properties	—	—	—	—	(0.04)	(0.04)
Net gains on early extinguishment of debt (b)	—	—	—	—	(0.81)	(0.81)
FFOPS, as adjusted for comparability	$0.51	$0.53	$0.52	$0.54	$2.00	$2.04

a.
The Company expects to transfer two operating properties in satisfaction of non-recourse secured indebtedness. These amounts represent the Company’s forecast of net operating income generated by these assets and interest expense (accrued at the default rate) in 2015, assuming a transfer date of December 31, 2015.

b.	Represents debt and accrued interest in excess of the book value of the assets to be conveyed.

Associated Supplemental Presentation:
The Company has posted a slide presentation to accompany management’s prepared remarks for its second quarter conference call, the details of which are provided below. You may access the slide presentation on the ‘Investors’ section of the website (www.copt.com). Please have the slides available to review during management’s comments.

2Q 2015 Conference Call Information:
Earnings Release Date:    Tuesday, July 28, 2015 at 6:00 a.m. Eastern Time

Conference Call Date:     Tuesday, July 28, 2015

Time:     12:00 p.m. Eastern Time

Telephone Number: (within the U.S.)    888-680-0890

Telephone Number: (outside the U.S.)    617-213-4857

Passcode:    92956617

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:
https://www.theconferencingservice.com/prereg/key.process?key=PHTEJFBAM

You may also pre-register in the Investors section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call.

A replay of this call will be available beginning Tuesday, July 28 at 4:00 p.m. Eastern Time through Tuesday, August 11 at midnight Eastern Time. To access the replay within the United States, please call 888-286-8010 and use passcode 29841980. To access the replay outside the United States, please call 617-801-6888 and use passcode 29841980.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions:
For definitions of certain terms used in this press release, please refer to the information furnished in our Supplemental Information Package filed as a Form 8-K which can be found on our website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is an office REIT that focuses primarily on serving the specialized requirements of U.S. Government agencies and defense contractors, most of which are engaged in defense information technology and national security-related activities. As of June 30, 2015, COPT derived 75% of its annualized revenue from its strategic tenant niche properties and 22% from its regional office properties. The Company generally acquires, develops, manages and leases office and data center properties concentrated in large office parks primarily located near knowledge-based government demand drivers and/or in targeted markets or submarkets in the Greater Washington, DC/Baltimore region. As of June 30, 2015, the Company’s consolidated portfolio consisted of 179 office properties totaling 18.0 million rentable square feet. COPT is an S&P MidCap 400 company.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	the Company's ability to achieve projected results;

*	the dilutive effects of issuing additional common shares; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Revenues
Real estate revenues	$128,191	$115,959	$250,901	$240,836
Construction contract and other service revenues	42,172	23,861	80,496	45,651
Total revenues	170,363	139,820	331,397	286,487
Expenses
Property operating expenses	46,418	43,772	97,099	93,544
Depreciation and amortization associated with real estate operations	33,786	30,895	65,385	74,491
Construction contract and other service expenses	41,293	23,136	78,791	41,760
Impairment losses	1,238	1,302	1,238	1,302
General and administrative expenses	5,884	5,815	12,134	11,973
Leasing expenses	1,650	1,713	3,291	3,698
Business development expenses and land carry costs	2,623	1,351	5,413	2,677
Total operating expenses	132,892	107,984	263,351	229,445
Operating income	37,471	31,836	68,046	57,042
Interest expense	(21,768)	(23,478)	(42,606)	(44,305)
Interest and other income	1,242	1,299	2,525	2,584
Loss on early extinguishment of debt	(65)	(270)	(68)	(270)
Income from continuing operations before equity in income (loss) of unconsolidated entities and income taxes	16,880	9,387	27,897	15,051
Equity in income (loss) of unconsolidated entities	9	(47)	34	13
Income tax expense	(50)	(92)	(105)	(156)
Income from continuing operations	16,839	9,248	27,826	14,908
Discontinued operations	394	(198)	156	(187)
Income before gain on sales of real estate	17,233	9,050	27,982	14,721
Gain on sales of real estate, net of income taxes	(1)	—	3,985	—
Net income	17,232	9,050	31,967	14,721
Net income attributable to noncontrolling interests
Common units in the Operating Partnership	(476)	(158)	(874)	(174)
Preferred units in the Operating Partnership	(165)	(165)	(330)	(330)
Other consolidated entities	(810)	(837)	(1,627)	(1,586)
Net income attributable to COPT	15,781	7,890	29,136	12,631
Preferred share dividends	(3,553)	(4,344)	(7,105)	(8,834)
Issuance costs associated with redeemed preferred shares	—	(1,769)	—	(1,769)
Net income attributable to COPT common shareholders	$12,228	$1,777	$22,031	$2,028

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to common shareholders	$12,228	$1,777	$22,031	$2,028
Amount allocable to share-based compensation awards	(113)	(108)	(235)	(229)
Numerator for diluted EPS	$12,115	$1,669	$21,796	$1,799

Denominator:
Weighted average common shares - basic	94,128	87,214	93,666	87,148
Dilutive effect of share-based compensation awards	35	201	114	156
Weighted average common shares - diluted	94,163	87,415	93,780	87,304
Diluted EPS	$0.13	$0.02	$0.23	$0.02

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$17,232	$9,050	$31,967	$14,721
Real estate-related depreciation and amortization	33,786	30,895	65,385	74,491
Impairment losses on previously depreciated operating properties	1,239	1,328	1,472	1,329
Gain on sales of previously depreciated operating properties	—	—	—	4
Funds from operations (“FFO”)	52,257	41,273	98,824	90,545
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(330)	(330)
FFO allocable to other noncontrolling interests	(1,072)	(758)	(1,742)	(1,519)
Preferred share dividends	(3,553)	(4,344)	(7,105)	(8,834)
Issuance costs associated with redeemed preferred shares	—	(1,769)	—	(1,769)
Basic and diluted FFO allocable to share-based compensation awards	(202)	(146)	(385)	(351)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	47,265	34,091	89,262	77,742
Operating property acquisition costs	361	—	1,407	—
Gain on sales of non-operating properties	1	—	(3,985)	—
(Gain) loss on early extinguishment of debt	(315)	363	(312)	386
Issuance costs associated with redeemed preferred shares	—	1,769	—	1,769
Add: Negative FFO of properties to be conveyed to extinguish debt in default (1)	3,419	3,629	7,690	3,629
Demolition costs on redevelopment properties	66	—	241	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(14)	(26)	(21)	(26)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	50,783	39,826	94,282	83,500
Straight line rent adjustments	(3,788)	(1,745)	(5,059)	(985)
Straight line rent adjustments - properties in default to be conveyed	(24)	1	(96)	1
Amortization of intangibles included in net operating income	478	224	589	441
Share-based compensation, net of amounts capitalized	1,658	1,501	3,210	3,056
Amortization of deferred financing costs	1,146	1,122	2,136	2,289
Amortization of deferred financing costs - properties in default to be conveyed	—	(27)	—	(27)
Amortization of net debt discounts, net of amounts capitalized	264	229	528	400
Amortization of settled debt hedges	—	15	—	30
Recurring capital expenditures	(9,705)	(13,585)	(17,054)	(24,637)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$40,812	$27,561	$78,536	$64,068
Diluted FFO per share	$0.48	$0.37	$0.92	$0.85
Diluted FFO per share, as adjusted for comparability	$0.52	$0.44	$0.97	$0.92
Dividends/distributions per common share/unit	$0.275	$0.275	$0.550	$0.550

(1) Interest expense exceeded net operating income from these properties by the amounts in the statement.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	June 30, 2015	December 31, 2014
Balance Sheet Data
Properties, net of accumulated depreciation	$3,418,800	$3,296,914
Total assets	3,910,921	3,670,257
Debt, net	2,130,170	1,920,057
Total liabilities	2,373,874	2,130,956
Redeemable noncontrolling interest	19,414	18,417
Equity	1,517,633	1,520,884
Debt to adjusted book	41.6%	39.7%
Debt to total market capitalization	45.8%	39.3%

Core Portfolio Data (as of period end) (1)
Number of operating properties	172	173
Total net rentable square feet owned (in thousands)	17,403	16,790
Occupancy %	91.9%	90.9%
Leased %	92.8%	92.4%

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2015		2014		2015		2014
Payout ratios
Diluted FFO	57.2%		73.8%		60.5%		64.8%
Diluted FFO, as adjusted for comparability	53.2%		63.2%		57.3%		60.3%
Diluted AFFO	66.2%		91.3%		68.8%		78.6%
Adjusted EBITDA interest coverage ratio	4.6	x	3.7	x	4.4	x	3.6	x
Adjusted EBITDA fixed charge coverage ratio	3.1	x	2.6	x	3.0	x	2.6	x
Adjusted debt to in-place adjusted EBITDA ratio (2)	6.6	x	7.1	x	N/A		N/A

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	94,163		87,415		93,780		87,304
Weighted average common units	3,680		3,912		3,706		3,934
Denominator for diluted FFO per share	97,843		91,327		97,486		91,238

Reconciliation of FFO to FFO, as adjusted for comparability
FFO, per NAREIT	$52,257		$41,273		$98,824		$90,545
Gain on sales of non-operating properties	1		—		(3,985)		—
Operating property acquisition costs	361		—		1,407		—
(Gain) loss on early extinguishment of debt, continuing and discontinued operations	(315)		363		(312)		386
Issuance costs associated with redeemed preferred shares	—		1,769		—		1,769
Add: Negative FFO of properties to be conveyed to extinguish debt in default	3,419		3,629		7,690		3,629
Demolition costs on redevelopment properties	66		—		241		—
FFO, as adjusted for comparability	$55,789		$47,034		$103,865		$96,329

(1)	Represents operating properties held for long-term investment.

(2)	Represents debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$26,002	$24,103	$52,000	$48,194
Common unit distributions	1,012	1,072	2,024	2,153
Dividends and distributions for payout ratios	$27,014	$25,175	$54,024	$50,347

Reconciliation of GAAP net income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and in-place adjusted EBITDA
Net income	$17,232	$9,050	$31,967	$14,721
Interest expense on continuing operations	21,768	23,478	42,606	44,305
Income tax expense	50	92	105	156
Real estate-related depreciation and amortization	33,786	30,895	65,385	74,491
Depreciation of furniture, fixtures and equipment	527	843	1,019	1,348
Impairment losses	1,239	1,328	1,472	1,329
(Gain) loss on early extinguishment of debt on continuing and discontinued operations	(315)	363	(312)	386
Gain on sales of operating properties	—	—	—	4
Gain on sales of non-operational properties	1	—	(3,985)	—
Net loss on investments in unconsolidated entities included in interest and other income	(52)	282	23	302
Operating property acquisition costs	361	—	1,407	—
EBITDA of properties to be conveyed to extinguish debt in default	(843)	(531)	(753)	(531)
Demolition costs on redevelopment properties	66	—	241	—
Adjusted EBITDA	$73,820	$65,800	$139,175	$136,511
Proforma net operating income adjustment from property in quarter of acquisition	253	—
In-place adjusted EBITDA	$74,073	$65,800

Reconciliation of interest expense to the denominators for interest coverage-Adjusted EBITDA and fixed charge coverage-Adjusted EBITDA
Interest expense	$21,768	$23,478	$42,606	$44,305
Less: Amortization of deferred financing costs	(1,146)	(1,122)	(2,136)	(2,289)
Less: Amortization of net debt discount, net of amounts capitalized	(264)	(229)	(528)	(400)
Less: Interest exp. on debt in default to be extin. via conveyance of properties	(4,261)	(4,133)	(8,443)	(4,133)
Denominator for interest coverage-Adjusted EBITDA	16,097	17,994	31,499	37,483
Scheduled principal amortization	1,670	1,582	3,319	3,437
Capitalized interest	1,950	1,422	4,082	3,011
Preferred share dividends	3,553	4,344	7,105	8,834
Preferred unit distributions	165	165	330	330
Denominator for fixed charge coverage-Adjusted EBITDA	$23,435	$25,507	$46,335	$53,095

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Tenant improvements and incentives on operating properties	$6,644	$4,512	$11,034	$10,831
Building improvements on operating properties	4,445	6,357	7,648	10,339
Leasing costs for operating properties	1,485	2,790	2,439	4,318
Less: Nonrecurring tenant improvements and incentives on operating properties	(986)	483	(1,250)	467
Less: Nonrecurring building improvements on operating properties	(1,200)	(519)	(2,075)	(1,087)
Less: Nonrecurring leasing costs for operating properties	(683)	(38)	(742)	(231)
Recurring capital expenditures	$9,705	$13,585	$17,054	$24,637

Same office property cash NOI	$66,807	$66,425	$130,839	$131,053
Straight line rent adjustments	664	744	$1,376	$(632)
Add: Amortization of deferred market rental revenue	4	(44)	31	(82)
Less: Amortization of below-market cost arrangements	(250)	(288)	(495)	(578)
Add: Lease termination fee, gross	1,012	93	1,765	605
Add: Cash NOI on tenant-funded landlord assets	—	928	—	4,113
Same office property NOI	$68,237	$67,858	$133,516	$134,479

	June 30, 2015	December 31, 2014
Reconciliation of total assets to adjusted book
Total assets	$3,910,921	$3,670,257
Accumulated depreciation	723,470	703,083
Accumulated depreciation included in assets held for sale	24,930	—
Accumulated amortization of real estate intangibles and deferred leasing costs	211,522	214,611
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	15,271	—
Less: Adjusted book assoc. with properties to be conveyed to extinguish debt in default	(130,471)	(131,118)
Adjusted book	$4,755,643	$4,456,833

Reconciliation of debt to adjusted debt
Debt, net	$2,130,170	$1,920,057
Less: Debt in default to be extinguished via conveyance of properties	(150,000)	(150,000)
Numerator for debt to adjusted book ratio	1,980,170	1,770,057
Less: Cash and cash equivalents	(37,074)	(6,077)
Adjusted debt	$1,943,096	$1,763,980

x

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is a S&P MidCap 400 Company. As of June 30, 2015, COPT derived 75% of its portfolio annualized revenue from its strategic tenant niche properties and 22% from its regional office properties. COPT’s strategic tenant niche properties are those held for long-term investment that are either located near defense installations and other knowledge-based government demand drivers, or otherwise occupied primarily by U.S. Government agencies and their contractors. COPT’s regional office properties are those held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties. As of June 30, 2015, COPT’s core portfolio of 172 office properties encompassed 17.4 million square feet and was 92.8% leased. As of the same date, COPT also owned one wholesale data center which upon completion is expected to have a critical load of 19.25 megawatts; this data center had 12.50 megawatts in operations, of which 11.06 were leased, and 6.75 megawatts under development that were 100% leased.

Corporate Strategy: COPT’s customer strategy focuses on serving the specialized requirements of United States Government agencies and their contractors, most of whom are engaged in national security and information technology related activities. These tenants’ missions generally pertain more to knowledge-based activities (such as cyber security, research and development and other highly technical defense and security areas) than to force structure (troops) and weapon system production. In order to support this customer strategy, COPT focuses on owning properties located near defense installations and other knowledge-based government demand drivers. COPT also focuses on owning properties in targeted markets or submarkets in the Greater Washington, DC/Baltimore region with strong growth attributes.

Management:	Investor Relations:
Roger A. Waesche, Jr., President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Stephen E. Budorick, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Wayne H. Lingafelter, EVP, Development & Construction	Michelle Layne, Manager of IR
Anthony Mifsud, EVP & CFO	443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: BBB- (Fitch), Baa3 (Moody’s), and BBB- (S&P); All Stable Outlook

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email

Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Emmanuel Korchman	212-816-1382	emmanuel.korchman@citi.com
Cowen and Company	Tom Catherwood	646-562-1382	tom.catherwood@cowen.com
Credit Suisse	Ian Weissman	917-846-3831	ian.weissman@credit-suisse.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	John Bejjani	949-640-8780	jbejjani@greenstreetadvisors.com
Jefferies & Co.	Jonathan Petersen	212-284-1705	jpetersen@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Richard Anderson	212-205-8445	richard.anderson@us.mizuho-sc.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
RBC Capital Markets	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel, Nicolaus & Company, Inc.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com
Wells Fargo Securities	Brendan Maiorana	443-263-6516	brendan.maiorana@wachovia.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Three Months Ended										Six Months Ended
SUMMARY OF RESULTS	6/30/15		3/31/15		12/31/14		9/30/14		6/30/14		6/30/15		6/30/14
Same Office Property NOI	$68,237		$65,279		$69,715		$68,649		$67,858		$133,516		$134,479
NOI from real estate operations	$81,788		$72,024		$77,301		$75,359		$72,108		$153,812		$147,252
Adjusted EBITDA	$73,820		$65,355		$70,414		$69,122		$65,800		$139,175		$136,511
Net income attributable to COPT common shareholders	$12,228		$9,803		$1,352		$19,167		$1,777		$22,031		$2,028
FFO - per NAREIT	$52,257		$46,567		$37,345		$49,655		$41,273		$98,824		$90,545
FFO - as adjusted for comparability	$55,789		$48,076		$50,957		$48,151		$47,034		$103,865		$96,329
Basic and diluted FFO available to common share and common unit holders	$47,265		$41,997		$32,638		$44,916		$34,091		$89,262		$77,742
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$50,783		$43,499		$46,191		$43,419		$39,826		$94,282		$83,500
Diluted AFFO avail. to common share and common unit holders	$40,812		$37,724		$40,136		$28,977		$27,561		$78,536		$64,068
Per share - diluted:
EPS	$0.13		$0.10		$0.01		$0.22		$0.02		$0.23		$0.02
FFO - NAREIT	$0.48		$0.43		$0.34		$0.49		$0.37		$0.92		$0.85
FFO - as adjusted for comparability	$0.52		$0.45		$0.49		$0.48		$0.44		$0.97		$0.92
Dividend per common share	$0.275		$0.275		$0.275		$0.275		$0.275		$0.550		$0.550
Payout ratios:
Diluted FFO	57.2%		64.3%		81.8%		56.0%		73.8%		60.5%		64.8%
Diluted FFO - as adjusted for comparability	53.2%		62.1%		57.8%		58.0%		63.2%		57.3%		60.3%
Diluted AFFO	66.2%		71.6%		66.5%		86.9%		91.3%		68.8%		78.6%
Rental revenue operating margin	77.5%		73.3%		79.0%		78.3%		76.4%		75.5%		76.5%
CAPITALIZATION
Total Market Capitalization	$4,649,916		$5,093,091		$4,882,468		$4,613,107		$4,853,704
Total Equity Market Capitalization	$2,519,746		$3,093,469		$2,962,411		$2,563,115		$2,754,361
Debt, net	$2,130,170		$1,999,622		$1,920,057		$2,049,992		$2,099,343
Debt to Total Market Capitalization	45.8%		39.3%		39.3%		44.4%		43.3%
Debt to Adjusted book	41.6%		40.3%		39.7%		42.8%		43.9%
Adjusted EBITDA interest coverage ratio	4.6	x	4.2	x	4.0	x	3.6	x	3.7	x	4.4	x	3.6	x
Adjusted EBITDA debt service coverage ratio	4.2	x	3.8	x	3.7	x	3.4	x	3.4	x	4.0	x	3.3	x
Adjusted EBITDA fixed charge coverage ratio	3.1	x	2.9	x	2.8	x	2.7	x	2.6	x	3.0	x	2.6	x
Adjusted debt to in-place adjusted EBITDA ratio	6.6	x	7.0	x	6.3	x	6.7	x	7.1	x	N/A		N/A
OTHER
Revenue from early termination of leases	$661		$603		$611		$239		$72		$1,264		$1,184
Capitalized interest costs	$1,950		$2,132		$1,740		$1,314		$1,422		$4,082		$3,011

Corporate Office Properties Trust
Selected Consolidated Portfolio Data (1)

	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14

# of Operating Office Properties
Total Portfolio	179	178	173	174	180
Core Portfolio	172	178	173	174	172
Same Office Properties	160	160	160	160	160

% Occupied
Total Portfolio	92.0%	91.3%	90.9%	91.5%	89.3%
Core Portfolio	91.9%	91.3%	90.9%	91.5%	90.0%
Same Office Properties	91.2%	90.7%	90.8%	91.9%	90.6%

% Leased
Total Portfolio	92.9%	92.4%	92.4%	93.0%	91.4%
Core Portfolio	92.8%	92.4%	92.4%	93.0%	92.2%
Same Office Properties	92.2%	91.8%	92.3%	93.5%	92.6%

Square Feet of Office Properties (in thousands)
Total Portfolio	17,987	17,706	16,790	16,863	16,923
Core Portfolio	17,403	17,706	16,790	16,863	16,620
Same Office Properties	15,502	15,502	15,502	15,502	15,502

Wholesale Data Center
Initial Stabilization Critical Load (in megawatts (“MWs”))	19.25	19.25	18	18	18
MWs Leased (2)	17.81	17.81	6.56	6.26	6.26
MWs Operational	12.50	9	9	9	9

(1)
Amounts reported exclude the effect of properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties. Effective April 1, 2014, all cash flows from such properties belong to the lender.

(2)
Leased megawatts as of June 30, 2015 included 11.06 in operations, which were leased to tenants with further expansion rights of up to a combined 12.12 megawatts, and 6.75 under development and expected to be in operations later in 2015.

Corporate Office Properties Trust
Quarterly Consolidated Balance Sheets
(dollars in thousands)

	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14
Assets
Properties, net
Operating properties, net	$2,896,809	$2,888,534	$2,751,488	$2,757,207	$2,724,242
Construction and redevelopment in progress, including land (1)	192,815	161,637	222,146	167,618	168,996
Land held (1)	329,176	327,981	323,280	346,331	361,004
Total properties, net	3,418,800	3,378,152	3,296,914	3,271,156	3,254,242
Assets held for sale	77,013	—	14,339	—	22,868
Cash and cash equivalents	37,074	4,429	6,077	40,018	76,216
Restricted cash and marketable securities	10,121	11,445	9,069	14,371	11,689
Accounts receivable, net	16,181	33,753	26,901	20,180	30,911
Deferred rent receivable, net	101,488	98,340	95,910	95,405	93,270
Intangible assets on real estate acquisitions, net	81,728	61,477	43,854	48,300	51,645
Deferred leasing and financing costs, net	67,613	65,245	64,797	65,009	65,251
Investing receivables	45,766	52,814	52,147	50,886	56,549
Prepaid expenses and other assets	55,137	71,500	60,249	74,863	46,859
Total assets	$3,910,921	$3,777,155	$3,670,257	$3,680,188	$3,709,500
Liabilities and equity
Liabilities:
Debt, net	$2,130,170	$1,999,622	$1,920,057	$2,049,992	$2,099,343
Accounts payable and accrued expenses	155,989	138,214	123,035	123,893	105,205
Rents received in advance and security deposits	27,371	31,551	31,011	33,075	27,520
Dividends and distributions payable	30,178	30,174	29,862	28,344	28,342
Deferred revenue associated with operating leases	15,179	14,697	13,031	13,420	12,355
Interest rate derivatives	3,121	4,282	1,855	2,236	3,236
Other liabilities	11,866	9,990	12,105	13,288	14,818
Total liabilities	2,373,874	2,228,530	2,130,956	2,264,248	2,290,819
Redeemable noncontrolling interest	19,414	18,895	18,417	18,436	18,901
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	199,083	199,083	199,083	199,083	199,083
Common shares	946	945	933	877	877
Additional paid-in capital	2,000,775	1,999,708	1,969,968	1,822,283	1,819,436
Cumulative distributions in excess of net income	(747,234)	(733,459)	(717,264)	(692,978)	(688,033)
Accumulated other comprehensive (loss) income	(3,141)	(3,947)	(1,297)	871	(761)
Total COPT’s shareholders’ equity	1,450,429	1,462,330	1,451,423	1,330,136	1,330,602
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	48,707	49,168	51,534	49,781	50,323
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	9,697	9,432	9,127	8,787	10,055
Total noncontrolling interests in subsidiaries	67,204	67,400	69,461	67,368	69,178
Total equity	1,517,633	1,529,730	1,520,884	1,397,504	1,399,780
Total liabilities, redeemable noncontrolling interest and equity	$3,910,921	$3,777,155	$3,670,257	$3,680,188	$3,709,500
(1) Please refer to pages 22-25 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14	6/30/15	6/30/14
Revenues
Rental revenue	$105,508	$98,238	$97,822	$96,207	$94,332	$203,746	$192,367
Tenant recoveries and other real estate operations revenue	22,683	24,472	22,791	22,069	21,627	47,155	48,469
Construction contract and other service revenues	42,172	38,324	26,358	34,739	23,861	80,496	45,651
Total revenues	170,363	161,034	146,971	153,015	139,820	331,397	286,487
Expenses
Property operating expenses	46,418	50,681	43,334	43,056	43,772	97,099	93,544
Depreciation and amortization associated with real estate operations	33,786	31,599	31,358	30,237	30,895	65,385	74,491
Construction contract and other service expenses	41,293	37,498	24,705	33,593	23,136	78,791	41,760
Impairment losses	1,238	—	48	66	1,302	1,238	1,302
General and administrative expenses	5,884	6,250	7,206	5,662	5,815	12,134	11,973
Leasing expenses	1,650	1,641	1,706	1,549	1,713	3,291	3,698
Business development expenses and land carry costs	2,623	2,790	1,466	1,430	1,351	5,413	2,677
Total operating expenses	132,892	130,459	109,823	115,593	107,984	263,351	229,445
Operating income	37,471	30,575	37,148	37,422	31,836	68,046	57,042
Interest expense	(21,768)	(20,838)	(23,286)	(24,802)	(23,478)	(42,606)	(44,305)
Interest and other income	1,242	1,283	1,148	1,191	1,299	2,525	2,584
Loss on early extinguishment of debt	(65)	(3)	(9,106)	(176)	(270)	(68)	(270)
Income from continuing operations before equity in income (loss) of unconsolidated entities and income taxes	16,880	11,017	5,904	13,635	9,387	27,897	15,051
Equity in income (loss) of unconsolidated entities	9	25	23	193	(47)	34	13
Income tax expense	(50)	(55)	(53)	(101)	(92)	(105)	(156)
Income from continuing operations	16,839	10,987	5,874	13,727	9,248	27,826	14,908
Discontinued operations	394	(238)	22	191	(198)	156	(187)
Income before gain on sales of real estate	17,233	10,749	5,896	13,918	9,050	27,982	14,721
Gain on sales of real estate	(1)	3,986	41	10,630	—	3,985	—
Net income	17,232	14,735	5,937	24,548	9,050	31,967	14,721
Net income attributable to noncontrolling interests
Common units in the Operating Partnership	(476)	(398)	(64)	(768)	(158)	(874)	(174)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(330)	(330)
Other consolidated entities	(810)	(817)	(804)	(895)	(837)	(1,627)	(1,586)
Net income attributable to COPT	15,781	13,355	4,904	22,720	7,890	29,136	12,631
Preferred share dividends	(3,553)	(3,552)	(3,552)	(3,553)	(4,344)	(7,105)	(8,834)
Issuance costs associated with redeemed preferred shares	—	—	—	—	(1,769)	—	(1,769)
Net income attributable to COPT common shareholders	$12,228	$9,803	$1,352	$19,167	$1,777	$22,031	$2,028

Corporate Office Properties Trust Consolidated Statements of Operations (continued) (in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14	6/30/15	6/30/14
For diluted EPS computations:
Numerator for diluted EPS
Net income attributable to common shareholders	$12,228	$9,803	$1,352	$19,167	$1,777	$22,031	$2,028
Amount allocable to share-based compensation awards	(113)	(122)	(100)	(103)	(108)	(235)	(229)
Numerator for diluted EPS	$12,115	$9,681	$1,252	$19,064	$1,669	$21,796	$1,799
Denominator:
Weighted average common shares - basic	94,128	93,199	90,752	87,290	87,214	93,666	87,148
Dilutive effect of share-based compensation awards	35	198	196	195	201	114	156
Weighted average common shares - diluted	94,163	93,397	90,948	87,485	87,415	93,780	87,304
Diluted EPS	$0.13	$0.10	$0.01	$0.22	$0.02	$0.23	$0.02

Corporate Office Properties Trust
Consolidated Statements of FFO
(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14	6/30/15	6/30/14
NOI from real estate operations (1) (2)
Real estate revenues	$128,195	$122,710	$120,611	$118,240	$115,964	$250,905	$240,860
Real estate property operating expenses	(46,407)	(50,686)	(43,310)	(42,881)	(43,856)	(97,093)	(93,608)
NOI from real estate operations	81,788	72,024	77,301	75,359	72,108	153,812	147,252
General and administrative expenses	(5,884)	(6,250)	(7,206)	(5,662)	(5,815)	(12,134)	(11,973)
Leasing expenses (2)	(1,650)	(1,641)	(1,706)	(1,549)	(1,713)	(3,291)	(3,698)
Business development expenses and land carry costs (2)	(2,623)	(2,790)	(1,466)	(1,430)	(1,351)	(5,413)	(2,677)
NOI from construction contracts and other service operations	879	826	1,653	1,146	725	1,705	3,891
Impairment losses on non-operating properties	—	—	—	(49)	—	—	—
Equity in income (loss) of unconsolidated entities	9	25	23	193	(47)	34	13
Interest and other income	1,242	1,283	1,148	1,191	1,299	2,525	2,584
Gain (loss) on early extinguishment of debt (2)	315	(3)	(9,106)	(176)	(363)	312	(386)
Gain on sales of non-operating properties	(1)	3,986	43	5,535	—	3,985	—
Total interest expense (2)	(21,768)	(20,838)	(23,286)	(24,802)	(23,478)	(42,606)	(44,305)
Income tax expense	(50)	(55)	(53)	(101)	(92)	(105)	(156)
FFO - per NAREIT (1)	52,257	46,567	37,345	49,655	41,273	98,824	90,545
Preferred share dividends	(3,553)	(3,552)	(3,552)	(3,553)	(4,344)	(7,105)	(8,834)
Issuance costs associated with redeemed preferred shares	—	—	—	—	(1,769)	—	(1,769)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(330)	(330)
FFO allocable to other noncontrolling interests	(1,072)	(670)	(867)	(830)	(758)	(1,742)	(1,519)
Basic and diluted FFO allocable to restricted shares	(202)	(183)	(123)	(191)	(146)	(385)	(351)
Basic and diluted FFO available to common share and common unit holders (1)	47,265	41,997	32,638	44,916	34,091	89,262	77,742
Operating property acquisition costs	361	1,046	—	—	—	1,407	—
Gain on sales of non-operating properties, net of associated income tax	1	(3,986)	(43)	(5,535)	—	(3,985)	—
Impairment losses on non-operating properties, net of associated income tax	—	—	—	49	—	—	—
(Gain) loss on early extinguishment of debt (2)	(315)	3	9,106	176	363	(312)	386
Issuance costs associated with redeemed preferred shares	—	—	—	—	1,769	—	1,769
Add: Negative FFO of properties to be conveyed to extinguish debt in default (3)	3,419	4,271	3,493	3,806	3,629	7,690	3,629
Demolition costs on redevelopment properties	66	175	—	—	—	241	—
Executive transition costs	—	—	1,056	—	—	—	—
Diluted FFO comparability adjustments allocable to restricted shares	(14)	(7)	(59)	7	(26)	(21)	(26)
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$50,783	$43,499	$46,191	$43,419	$39,826	$94,282	$83,500
(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) Includes continuing and discontinued operations.
(3) Interest expense exceeded NOI from these properties by the amounts in the statement.

Corporate Office Properties Trust Consolidated Statements of FFO (continued) (in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14	6/30/15	6/30/14
Net income	$17,232	$14,735	$5,937	$24,548	$9,050	$31,967	$14,721
Real estate-related depreciation and amortization	33,786	31,599	31,358	30,237	30,895	65,385	74,491
Impairment losses (recoveries) on previously depreciated operating properties (1)(2)	1,239	233	48	(7)	1,328	1,472	1,329
Gain on sales of previously depreciated operating properties (2)	—	—	2	(5,123)	—	—	4
FFO - per NAREIT (3)	52,257	46,567	37,345	49,655	41,273	98,824	90,545
Operating property acquisition costs	361	1,046	—	—	—	1,407	—
Gain on sales of non-operating properties, net of associated income tax	1	(3,986)	(43)	(5,535)	—	(3,985)	—
Impairment losses on non-operating properties, net of associated income tax	—	—	—	49	—	—	—
(Gain) loss on early extinguishment of debt (2)	(315)	3	9,106	176	363	(312)	386
Issuance costs associated with redeemed preferred shares	—	—	—	—	1,769	—	1,769
Add: Negative FFO of properties to be conveyed to extinguish debt in default	3,419	4,271	3,493	3,806	3,629	7,690	3,629
Demolition costs on redevelopment properties	66	175	—	—	—	241	—
Executive transition costs	—	—	1,056	—	—	—	—
FFO - as adjusted for comparability (3)	$55,789	$48,076	$50,957	$48,151	$47,034	$103,865	$96,329

Weighted Average Shares for period ended:
Common Shares Outstanding	94,128	93,199	90,752	87,290	87,214	93,666	87,148
Dilutive effect of share-based compensation awards	35	198	196	195	201	114	156
Common Units	3,680	3,732	3,846	3,876	3,912	3,706	3,934
Denominator for FFO per share - diluted	97,843	97,129	94,794	91,361	91,327	97,486	91,238
Weighted average common units	(3,680)	(3,732)	(3,846)	(3,876)	(3,912)	(3,706)	(3,934)
Denominator for diluted EPS	94,163	93,397	90,948	87,485	87,415	93,780	87,304

(1) Please see reconciliations on pages 31 through 33.
(2) Includes continuing and discontinued operations.
(3) Please refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Consolidated Reconciliations of AFFO
(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14	6/30/15	6/30/14
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$50,783	$43,499	$46,191	$43,419	$39,826	$94,282	$83,500
Straight line rent adjustments (1)	(3,788)	(1,271)	(379)	(456)	(1,745)	(5,059)	(985)
Straight line rent adjustments on properties to be conveyed to extinguish debt in default	(24)	(72)	(47)	(96)	1	(96)	1
Amortization of intangibles included in NOI	478	111	208	206	224	589	441
Share-based compensation, net of amounts capitalized	1,658	1,552	1,504	1,507	1,501	3,210	3,056
Amortization of deferred financing costs	1,146	990	1,020	1,357	1,122	2,136	2,289
Amortization of deferred financing costs on debt in default to be extinguished via conveyance of properties	—	—	—	(306)	(27)	—	(27)
Amortization of net debt discounts, net of amounts capitalized	264	264	261	259	229	528	400
Amortization of settled debt hedges	—	—	11	16	15	—	30
Recurring capital expenditures on properties to be held	(9,705)	(7,349)	(8,633)	(16,929)	(13,585)	(17,054)	(24,637)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$40,812	$37,724	$40,136	$28,977	$27,561	$78,536	$64,068
Recurring capital expenditures
Tenant improvements and incentives on operating properties	$6,644	$4,390	$7,239	$11,581	$4,512	$11,034	$10,831
Building improvements on operating properties	4,445	3,203	4,974	8,119	6,357	7,648	10,339
Leasing costs for operating properties	1,485	954	1,341	2,877	2,790	2,439	4,318
Less: Nonrecurring tenant improvements and incentives on operating properties	(986)	(264)	(1,747)	(1,454)	483	(1,250)	467
Less: Nonrecurring building improvements on operating properties	(1,200)	(875)	(3,012)	(4,182)	(519)	(2,075)	(1,087)
Less: Nonrecurring leasing costs for operating properties	(683)	(59)	(162)	(12)	(38)	(742)	(231)
Recurring capital expenditures	$9,705	$7,349	$8,633	$16,929	$13,585	$17,054	$24,637

(1) Includes COPT’s pro rata share of straight line rent adjustments from properties held through joint ventures.

 Corporate Office Properties Trust
Consolidated Office Properties by Region - June 30, 2015

	Operational Properties (1)				Construction/Redevelopment (2)
Property Region and Business Park/Submarket	# of Properties	Operational Square Feet	Occupancy %	Leased %	# of Properties	Construction/Redevelopment Square Feet	Operational Square Feet (1)	Total Square Feet
Baltimore/Washington Corridor:
National Business Park	29	3,485,071	96.8%	97.0%	1	191,464	—	191,464
Columbia Gateway	26	2,119,064	92.3%	93.7%	2	73,931	—	73,931
Airport Square/bwtech	14	1,089,752	87.9%	89.1%	2	67,450	—	67,450
Commons/Parkway	10	431,246	91.1%	93.1%	—	—	—	—
Other	11	1,120,004	99.0%	99.8%	1	119,980	—	119,980
Subtotal	90	8,245,137	94.5%	95.3%	6	452,825	—	452,825
Northern Virginia:
Westfields Corporate Center (3)	7	769,035	78.6%	78.6%	—	—	—	—
Patriot Ridge	1	239,272	51.3%	51.3%	—	—	—	—
Herndon, Tysons Corner and Merrifield	10	1,938,561	94.0%	96.4%	—	—	—	—
Other	5	823,731	100.0%	100.0%	4	701,030	—	701,030
Subtotal (3)	23	3,770,599	89.5%	90.7%	4	701,030	—	701,030
San Antonio, Texas
Sentry Gateway	7	953,015	100.0%	100.0%	—	—	—	—
Other	2	120,054	73.8%	73.8%	—	—	—	—
Subtotal	9	1,073,069	97.1%	97.1%	—	—	—	—
Huntsville	6	631,850	93.9%	95.7%	—	—		—
Washington, DC- Capital Riverfront (Maritime)	2	360,080	70.6%	72.9%	—	—	—	—
St. Mary’s & King George Counties	18	872,740	80.2%	81.3%	1	27,122	—	27,122
Greater Baltimore:
White Marsh and Rt 83 Corridor	20	984,186	93.5%	95.1%	—	—	—	—
Downtown Baltimore	2	844,900	97.1%	97.8%	—	—	—	—
North Gate Business Park	3	284,907	46.7%	48.2%	—	—	—	—
Subtotal	25	2,113,993	88.6%	89.9%	—	—	—	—
Greater Philadelphia, Pennsylvania	4	624,017	99.8%	100.0%	1	30,095	110,670	140,765
Other	2	295,842	100.0%	100.0%	—	—	—	—
Total (3)	179	17,987,327	92.0%	92.9%	12	1,211,072	110,670	1,321,742

(1)
Number of properties includes buildings under construction or redevelopment once those buildings become partially operational. Operational square feet includes square feet in operations for partially operational properties; NOI for this property was $658,000 and cash NOI was ($23,000) for the three months ended 6/30/15.

(2)	This schedule includes properties under, or contractually committed for, construction or redevelopment as of June 30, 2015. Please refer to pages 23 and 24.

(3)
Amounts reported exclude the effect of two properties (totaling 665,000 square feet that were 25.4% leased and occupied) serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties. Effective April 1, 2014, all cash flows from such properties belong to the lender.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	As of 6/30/15
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Total Office Annualized Rental Revenue	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Six Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			6/30/15	6/30/15
Same Office Properties (3)	160	15,502	91.2%	92.2%	$425,748	89.6%	$68,237	$133,516
Office Properties Placed in Service (4)	10	1,299	97.0%	97.5%	31,452	6.4%	5,391	9,076
Acquired Office Properties (5)	2	602	97.6%	98.5%	18,186	3.7%	2,565	2,735
Wholesale Data Center and Other	—	—	—%	—%	N/A	N/A	2,052	2,747
Total Core Portfolio	172	17,403	91.9%	92.8%	475,386	97.0%	78,245	148,074
Office Properties Held for Sale (6)	7	584	95.8%	97.2%	14,935	3.0%	2,693	4,972
Office Properties to be Conveyed (7)	N/A	N/A	N/A	N/A	N/A	N/A	843	753
Disposed Office Properties	N/A	N/A	N/A	N/A	N/A	N/A	7	13
Total Portfolio (8)	179	17,987	92.0%	92.9%	$490,321	100.0%	$81,788	$153,812

Core Portfolio
Demand Driver Adjacent (9)	86	9,210	90.6%	91.0%	$278,507	56.8%	$44,393	$85,624
U.S. Government/Defense Contractor (10)	33	3,764	96.1%	96.1%	86,982	17.7%	15,579	30,111
Total Strategic Tenant Niche	119	12,974	92.2%	92.5%	365,489	74.5%	59,972	115,735
Regional Office (11)	53	4,429	90.8%	93.5%	109,897	22.4%	16,222	29,593
Other, including Wholesale Data Center	N/A	N/A	N/A	N/A	N/A	N/A	2,051	2,746
Total Core Portfolio	172	17,403	91.9%	92.8%	$475,386	97.0%	$78,245	$148,074

(1)	Percentages calculated based on operational square feet.

(2)	Excludes annualized rental revenue from our wholesale data center, DC-6, of $16.6 million as of 6/30/15.

(3)	Properties held for long-term investment owned and 100% operational since at least 1/1/14.

(4)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/14.

(5)	Includes properties acquired in March and April of 2015.

(6)	The carrying value of operating property assets held for sale as of 6/30/15 totaled $77.0 million.

(7)
Properties serving as collateral for debt which is in default. In connection with loan default proceedings, we expect to transfer title to the properties and be relieved of the debt obligation plus accrued interest. Includes two properties totaling 665,000 square feet that were 25.4% leased and occupied with annualized rental revenue of $3.8 million as of 6/30/15.

(8)
Total portfolio amounts exclude the effect of office properties to be conveyed for all reported amounts except for NOI from real estate operations. Effective April 1, 2014, all cash flows from such properties belong to the lender.

(9)	Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers.

(10)
Office properties held for long-term investment not located near Strategic Tenant Locations that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors.

(11)	Regional office properties held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties.

Corporate Office Properties Trust
Real Estate Revenues, NOI and Cash NOI* by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14	6/30/15	6/30/14
Real estate revenues
Baltimore/Washington Corridor	$60,611	$61,792	$58,739	$58,883	$57,456	$122,403	$118,569
Northern Virginia	24,393	21,749	22,028	21,369	20,898	46,142	45,866
San Antonio	10,204	9,171	10,109	9,031	8,758	19,375	17,237
Huntsville	2,658	2,446	3,016	2,471	2,404	5,104	4,959
Washington, DC - Capitol Riverfront	3,391	3,364	3,610	3,524	3,831	6,755	7,465
St. Mary’s and King George Counties	3,795	3,901	4,060	4,158	4,202	7,696	8,518
Greater Baltimore	12,889	11,485	10,635	10,436	11,024	24,374	22,520
Greater Philadelphia	3,886	3,224	3,272	2,951	2,366	7,110	5,706
Other	2,548	2,543	2,481	2,541	2,533	5,091	5,127
Wholesale Data Center	3,820	3,035	2,661	2,876	2,492	6,855	4,893
Real estate revenues	$128,195	$122,710	$120,611	$118,240	$115,964	$250,905	$240,860

NOI
Baltimore/Washington Corridor	$41,072	$38,209	$40,009	$39,426	$38,108	$79,281	$75,624
Northern Virginia	15,706	12,628	14,620	13,869	13,247	28,334	29,242
San Antonio	4,589	4,196	3,938	3,931	3,941	8,785	7,946
Huntsville	1,770	1,617	2,225	1,708	1,545	3,387	3,447
Washington, DC - Capitol Riverfront	1,330	1,550	1,645	1,700	2,077	2,880	3,946
St. Mary’s and King George Counties	2,466	2,317	2,862	2,881	2,913	4,783	5,725
Greater Baltimore	7,980	6,488	6,643	6,626	6,524	14,468	12,544
Greater Philadelphia	2,945	1,849	2,167	2,114	1,222	4,794	3,262
Other	2,331	2,347	2,195	2,281	1,920	4,678	4,192
Wholesale Data Center	1,599	823	997	823	611	2,422	1,324
NOI from real estate operations	$81,788	$72,024	$77,301	$75,359	$72,108	$153,812	$147,252

Cash NOI
Baltimore/Washington Corridor	$42,331	$38,047	$40,125	$38,114	$36,993	$80,378	$73,702
Northern Virginia (1)	13,704	12,580	14,994	16,159	14,124	26,284	33,045
San Antonio	3,419	3,738	3,838	3,733	3,737	7,157	7,533
Huntsville	1,832	1,848	2,280	1,917	1,881	3,680	3,789
Washington, DC - Capitol Riverfront	1,172	1,539	1,681	1,775	2,149	2,711	4,081
St. Mary’s and King George Counties	2,407	2,293	2,769	2,491	2,598	4,700	5,475
Greater Baltimore	7,478	6,474	6,770	6,614	6,483	13,952	12,477
Greater Philadelphia	2,076	1,630	1,952	1,641	601	3,706	2,015
Other	2,287	2,304	2,146	2,217	1,825	4,591	4,001
Wholesale Data Center	2,206	825	984	807	573	3,031	1,250
Cash NOI from real estate operations	$78,912	$71,278	$77,539	$75,468	$70,964	$150,190	$147,368
Straight line rent adjustments	3,446	941	56	182	1,453	4,387	499
Add: Amortization of deferred market rental revenue	(308)	59	4	6	(12)	(249)	(17)
Less: Amortization of below-market cost arrangements	(262)	(254)	(298)	(297)	(297)	(516)	(598)
NOI from real estate operations	$81,788	$72,024	$77,301	$75,359	$72,108	$153,812	$147,252
*     Includes continuing and discontinued operations.

(1)
Cash NOI attributable to properties serving as collateral for debt that are expected to be conveyed in order to extinguish such debt totaled $867,000 for the three months ended June 30, 2015 and $853,000 for the six months ended June 30, 2015.

Corporate Office Properties Trust
Same Office Properties (1) Average Occupancy Rates by Region

	Number of Buildings	Rentable Square Feet	Three Months Ended					Six Months Ended
			6/30/15	3/31/15	12/31/14	9/30/14	6/30/14	6/30/15	6/30/14
Baltimore Washington Corridor	88	7,980,921	94.6%	94.0%	93.8%	93.9%	93.3%	94.3%	93.5%
Northern Virginia	18	2,983,152	86.3%	85.6%	88.8%	89.6%	88.3%	86.0%	88.3%
San Antonio	8	912,508	96.6%	96.6%	96.6%	96.6%	96.6%	96.6%	96.6%
Huntsville	4	441,646	87.4%	79.4%	78.8%	82.4%	79.9%	83.4%	80.6%
Washington, DC - Capitol Riverfront	2	360,080	70.9%	71.1%	73.8%	72.6%	75.9%	71.0%	76.2%
St. Mary’s and King George Counties	18	872,740	80.6%	86.4%	91.1%	91.7%	92.9%	83.5%	92.5%
Greater Baltimore	18	1,325,163	84.7%	84.4%	83.8%	81.7%	79.6%	84.6%	78.7%
Greater Philadelphia	2	329,964	99.0%	98.8%	98.8%	98.4%	87.5%	98.9%	87.5%
Other	2	295,842	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Same Office Properties	160	15,502,016	90.9%	90.6%	91.3%	91.4%	90.5%	90.7%	90.6%
Total Same Office Properties occupancy as of period end			91.2%	90.7%	90.8%	91.9%	90.6%	91.2%	90.6%

(1)  Same office properties represent buildings owned and 100% operational since at least January 1, 2014, excluding properties held for future disposition.

Corporate Office Properties Trust
Same Office Property Real Estate Revenues, NOI and Cash NOI(1) by Region
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14	6/30/15	6/30/14
Same office property real estate revenues
Baltimore/Washington Corridor	$58,839	$60,056	$57,144	$57,601	$56,988	$118,895	$117,748
Northern Virginia	17,329	17,315	18,268	17,864	17,765	34,644	36,063
San Antonio	9,130	8,813	10,109	9,031	8,758	17,943	17,237
Huntsville	1,951	1,799	1,856	2,005	1,938	3,750	3,963
Washington, DC - Capitol Riverfront	3,391	3,364	3,610	3,524	3,831	6,755	7,465
St. Mary’s and King George Counties	3,794	3,901	4,060	4,158	4,202	7,695	8,518
Greater Baltimore	8,156	8,776	8,328	7,907	7,792	16,932	15,765
Greater Philadelphia	2,112	2,171	2,293	1,956	1,813	4,283	3,792
Other	2,450	2,446	2,392	2,441	2,443	4,896	4,920
Same office property real estate revenues	$107,152	$108,641	$108,060	$106,487	$105,530	$215,793	$215,471

Same office property NOI
Baltimore/Washington Corridor	$39,512	$37,123	$38,831	$38,376	$38,031	$76,635	$75,555
Northern Virginia	11,179	10,647	12,504	11,951	11,720	21,826	23,147
San Antonio	3,885	3,996	3,939	3,931	3,941	7,881	7,946
Huntsville	1,266	1,140	1,230	1,386	1,227	2,406	2,713
Washington, DC - Capitol Riverfront	1,330	1,550	1,646	1,700	2,076	2,880	3,945
St. Mary’s and King George Counties	2,440	2,343	2,867	2,883	2,931	4,783	5,770
Greater Baltimore	4,990	5,040	5,005	4,924	4,619	10,030	8,836
Greater Philadelphia	1,401	1,231	1,510	1,311	1,126	2,632	2,196
Other	2,234	2,209	2,183	2,187	2,187	4,443	4,371
Same office property NOI	68,237	65,279	69,715	68,649	67,858	133,516	134,479

Same office property cash NOI (1)
Baltimore/Washington Corridor	$38,598	$36,294	$37,118	$37,708	$36,998	$74,892	$73,037
Northern Virginia	11,062	10,771	12,185	12,324	11,671	21,833	22,821
San Antonio	3,788	3,896	3,838	3,733	3,737	7,684	7,533
Huntsville	1,242	1,231	1,268	1,476	1,444	2,473	2,952
Washington, DC - Capitol Riverfront	1,167	1,534	1,636	1,729	2,146	2,701	4,078
St. Mary’s and King George Counties	2,385	2,319	2,645	2,493	2,616	4,704	5,517
Greater Baltimore	5,062	4,698	5,025	4,843	4,524	9,760	8,653
Greater Philadelphia	1,265	1,078	1,334	1,195	1,149	2,343	2,186
Other	2,238	2,211	2,181	2,172	2,140	4,449	4,276
Same office property cash NOI (1)	$66,807	$64,032	$67,230	$67,673	$66,425	$130,839	$131,053
Straight line rent adjustments	664	712	1,976	978	744	1,376	(632)
Add: Amortization of deferred market rental revenue	4	27	(28)	(27)	(44)	31	(82)
Less: Amortization of below-market cost arrangements	(250)	(245)	(288)	(288)	(288)	(495)	(578)
Add: Lease termination fee, gross	1,012	753	741	272	93	1,765	605
Add: Cash NOI on tenant-funded landlord assets	—	—	84	41	928	—	4,113
Same office property NOI	$68,237	$65,279	$69,715	$68,649	$67,858	$133,516	$134,479
Percentage change in same office property cash NOI (2)	0.58%					(0.16)%

(1)
In addition to excluding the effects of noncash rental revenues and property operating expenses, same office property cash NOI also excludes the effects of gross lease termination fees and revenue recognized as a result of tenant-funded landlord assets.

(2)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Total Office Portfolio
Quarter Ended June 30, 2015

	Baltimore/ Washington Corridor	Northern Virginia	Huntsville	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Total Office
Renewed Space
Leased Square Feet	73,403	4,418	—	—	115,643	111,820	305,284
Expiring Square Feet	96,502	11,723	11,285	2,462	175,055	113,448	410,475
Vacated Square Feet	23,099	7,305	11,285	2,462	59,412	1,628	105,191
Retention Rate (% based upon square feet)	76.06%	37.69%	—%	—%	66.06%	98.56%	74.37%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$2.83	$25.10	$—	$—	$4.96	$16.08	$8.81
Weighted Average Lease Term in Years	2.4	4.8	—	—	2.8	3.8	3.1
GAAP Rent Per Square Foot
Renewal GAAP Rent	$24.14	$29.04	$—	$—	$19.14	$25.97	$22.99
Expiring GAAP Rent	$22.71	$31.25	$—	$—	$18.59	$25.85	$22.42
Change in GAAP Rent	6.3%	(7.1)%	—%	—%	3.0%	0.5%	2.5%
Cash Rent Per Square Foot
Renewal Cash Rent	$24.37	$28.50	$—	$—	$19.15	$25.66	$22.92
Expiring Cash Rent	$24.35	$32.58	$—	$—	$19.36	$26.76	$23.46
Change in Cash Rent	0.1%	(12.5)%	—%	—%	(1.1)%	(4.1)%	(2.3)%

New Leases
Development and Redevelopment Space
Leased Square Feet	15,011	23,534	—	—	—	1,694	40,239
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$29.93	$100.42	$—	$—	$—	$60.92	$72.46
Weighted Average Lease Term in Years	5.1	12.0	—	—	—	5.3	9.1
GAAP Rent Per Square Foot	$27.85	$36.44	$—	$—	$—	$27.18	$32.84
Cash Rent Per Square Foot	$26.91	$31.25	$—	$—	$—	$27.00	$29.45

Other New Leases (1)
Leased Square Feet	68,599	34,159	—	8,183	9,481	23,905	144,327
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$52.50	$42.06	$—	$63.19	$16.73	$27.29	$44.11
Weighted Average Lease Term in Years	7.1	7.1	—	5.2	7.9	6.5	6.9
GAAP Rent Per Square Foot	$21.35	$27.75	$—	$37.31	$20.59	$22.39	$23.89
Cash Rent Per Square Foot	$20.68	$27.09	$—	$38.00	$21.03	$21.38	$23.32

Total Square Feet Leased	157,013	62,111	—	8,183	125,124	137,419	489,850

(1)     Other New Leases includes acquired first generation space and vacated second generation space.
Notes: No expiration, renewal or retenanting activity transpired in our San Antonio and Greater Philadelphia regions.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term was calculated assuming no exercise of any existing early termination rights.
Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.

Corporate Office Properties Trust
Leasing - Total Office Portfolio
Year Ended June 30, 2015

	Baltimore/ Washington Corridor	Northern Virginia	Huntsville	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Greater Philadelphia	Total Office
Renewed Space
Leased Square Feet	120,492	11,924	—	15,525	160,629	201,381	—	509,951
Expiring Square Feet	166,496	70,044	11,285	29,669	259,710	215,888	—	753,092
Vacated Square Feet	46,004	58,120	11,285	14,144	99,081	14,507	—	243,141
Retention Rate (% based upon square feet)	72.37%	17.02%	0.00%	52.33%	61.85%	93.28%	0.00%	67.71%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$5.68	$19.14	$—	$25.77	$5.23	$12.08	$—	$8.99
Weighted Average Lease Term in Years	3.0	5.1	—	4.1	2.9	4.7	—	3.7
GAAP Rent Per Square Foot
Renewal GAAP Rent	$23.65	$27.32	$—	$41.62	$19.82	$28.22	$—	$24.88
Expiring GAAP Rent	$22.69	$28.65	$—	$48.71	$19.56	$26.79	$—	$24.25
Change in GAAP Rent	4.3%	(4.6)%	0.0%	(14.6)%	1.3%	5.3%	0.0%	2.6%
Cash Rent Per Square Foot
Renewal Cash Rent	$23.62	$26.61	$—	$41.96	$19.94	$27.39	$—	$24.58
Expiring Cash Rent	$24.41	$29.62	$—	$50.36	$20.40	$27.87	$—	$25.42
Change in Cash Rent	(3.2)%	(10.2)%	0.0%	(16.7)%	(2.2)%	(1.7)%	0.0%	(3.3)%
New Leases
Development and Redevelopment Space
Leased Square Feet	15,011	325,101	—	—	—	1,694	4,033	345,839
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$29.93	$8.94	$—	$—	$—	$60.92	$62.38	$10.73
Weighted Average Lease Term in Years	5.1	10.2	—	—	—	5.3	6.7	9.9
GAAP Rent Per Square Foot	$27.85	$16.67	$—	$—	$—	$27.18	$26.07	$17.32
Cash Rent Per Square Foot	$26.91	$15.11	$—	$—	$—	$27.00	$25.17	$15.80
Other New Leases (1)
Leased Square Feet	121,107	39,061	11,150	9,824	16,940	37,310	—	235,392
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$35.43	$43.02	$18.65	$57.99	$17.74	$37.52	$—	$35.90
Weighted Average Lease Term in Years	6.2	6.8	5.3	5.1	6.4	6.2	—	6.2
GAAP Rent Per Square Foot	$24.75	$27.52	$19.72	$39.81	$20.43	$23.49	$—	$25.09
Cash Rent Per Square Foot	$24.17	$26.97	$17.75	$40.23	$20.35	$22.59	$—	$24.48

Total Square Feet Leased	256,610	376,086	11,150	25,349	177,569	240,385	4,033	1,091,182
(1)     Other New Leases includes acquired first generation space and vacated second generation space.
Notes: No expiration, renewal or retenanting activity transpired in our San Antonio region.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term was calculated assuming no exercise of any existing early termination rights.
Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.

Corporate Office Properties Trust
Lease Expiration Analysis as of 6/30/15 (1)

	Core Office Properties/Total Portfolio					Strategic Tenant Niche Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic Tenant Properties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Office Properties

Baltimore/Washington Corridor	40	683,455	$21,621	4.5%	$31.63	20	570,317	$19,144	5.2%	$33.57
Northern Virginia	10	439,343	14,918	3.1%	33.96	5	426,311	14,698	4.0%	34.48
Washington, DC-Capitol Riverfront	7	30,173	1,569	0.3%	52.00	7	30,173	1,569	0.4%	52.00
St. Mary’s and King George Cos.	13	150,815	3,120	0.7%	20.69	13	150,815	3,120	0.9%	20.69
Greater Baltimore	13	65,243	1,693	0.4%	25.95	6	22,453	736	0.2%	32.78
2015	83	1,369,029	42,921	9.0%	31.35	51	1,200,069	39,267	10.7%	32.72
Baltimore/Washington Corridor	41	846,459	25,826	5.4%	30.51	25	778,071	23,842	6.5%	30.64
Northern Virginia	12	157,024	4,594	1.0%	29.26	7	115,507	3,087	0.8%	26.73
Huntsville	1	9,045	172	—%	19.02	1	9,045	172	0.0%	19.02
Washington, DC-Capitol Riverfront	2	34,220	1,740	0.4%	50.85	2	34,220	1,740	0.5%	50.85
St. Mary’s and King George Cos.	13	131,274	2,583	0.5%	19.68	13	131,274	2,583	0.7%	19.68
Greater Baltimore	10	61,050	1,934	0.4%	31.68	—	—	—	0.0%	—
Greater Philadelphia	2	5,934	89	—%	15.00	—	—	—	0.0%	—
2016	81	1,245,006	36,938	7.8%	29.67	48	1,068,117	31,424	8.6%	29.42
Baltimore/Washington Corridor	46	1,340,291	41,757	8.8%	31.16	27	1,006,238	32,807	9.0%	32.60
Northern Virginia	12	318,909	10,681	2.2%	33.49	4	226,398	7,417	2.0%	32.76
Huntsville	1	1,697	34	—%	20.04	1	1,697	34	0.0%	20.04
St. Mary’s and King George Cos.	4	62,606	1,052	0.2%	16.80	4	62,606	1,052	0.3%	16.80
Greater Baltimore	11	93,215	2,266	0.5%	24.31	2	3,174	91	0.0%	28.67
Greater Philadelphia	1	4,808	134	—%	27.87	—	—	—	0.0%	—
2017	75	1,821,526	55,924	11.8%	30.70	38	1,300,113	41,401	11.3%	31.84
Baltimore/Washington Corridor	48	1,196,031	36,931	7.8%	30.88	31	1,031,120	32,160	8.8%	31.19
Northern Virginia	16	558,953	19,107	4.0%	34.18	12	361,970	10,686	2.9%	29.52
San Antonio	1	45,935	678	0.1%	14.76	—	—	—	0.0%	—
Huntsville	2	242,216	6,177	1.3%	25.50	2	242,216	6,177	1.7%	25.50
Washington, DC-Capitol Riverfront	3	61,649	2,941	0.6%	47.71	3	61,649	2,941	0.8%	47.71
St. Mary’s and King George Cos.	10	110,486	2,386	0.5%	21.60	10	110,486	2,386	0.7%	21.60
Greater Baltimore	10	204,966	6,272	1.3%	30.60	—	—	—	0.0%	—
Greater Philadelphia	1	4,228	109	—%	25.78	—	—	—	0.0%	—
2018	91	2,424,464	74,601	15.7%	30.77	58	1,807,441	54,350	14.9%	30.07

	Core Office Properties/Total Portfolio					Strategic Tenant Niche Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic Tenant Properties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Baltimore/Washington Corridor	44	1,359,422	41,341	8.7%	30.41	27	1,108,382	35,136	9.6%	31.70
Northern Virginia	14	380,285	13,735	2.9%	36.12	7	261,845	9,622	2.6%	36.75
Huntsville	4	70,880	1,400	0.3%	19.75	4	70,880	1,400	0.4%	19.75
Washington, DC-Capitol Riverfront	1	7,091	355	0.1%	50.06	1	7,091	355	0.1%	50.06
St. Mary’s and King George Cos.	7	34,976	784	0.2%	22.42	7	34,976	784	0.2%	22.42
Greater Baltimore	10	133,812	3,528	0.7%	26.37	2	51,183	1,513	0.4%	29.56
Greater Philadelphia	4	17,434	432	0.1%	24.78	—	—	—	0.0%	—
2019	84	2,003,900	61,575	13.0%	30.73	48	1,534,357	48,810	13.4%	31.81
Thereafter	205	7,122,409	203,427	42.8%	28.56	100	5,052,984	150,237	41.1%	29.73
Total/Strategic Tenant Niche Total/Avg.	619	15,986,334	$475,386	100.0%	$29.74	343	11,963,081	$365,489	100.0%	$30.55

Properties Not Held For Long Term Investment
Northern Virginia	1	160,461	5,342	35.8%	$33.29
Greater Baltimore	31	399,616	9,593	64.2%	24.01
Properties Not Held For Long Term Investment Total/Avg.	32	560,077	$14,935	100.0%	$26.67
Total Portfolio	651	16,546,411	$490,321		$29.63

Note:  As of June 30, 2015, the weighted average lease term is 4.6 years for the Core Office Properties/Total Portfolio and 4.2 years for the Strategic Tenant Niche Properties.

Wholesale Data Center Lease Expiration Analysis

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage (000's)	Critical Load(MW)	Total Annual Rental Revenue of Expiring Leases (3)(000's)
2016	1	9	2.00	$2,280
2018	2	1	0.26	537
2019	1	6	1.00	2,184
2020	3	30	6.60	10,049
2022	1	6	1.00	1,521
			10.86	$16,571

(1)
This presentation excludes the effect of two properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties (effective April 1, 2014, all cash flows from such properties belong to the lender). This expiration analysis reflects occupied space and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of June 30, 2015 of 167,643 for the portfolio, including 40,499 for the Strategic Tenant Niche Properties.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)	Total Annualized Rental Revenue is the monthly contractual base rent as of June 30, 2015 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Office Tenants as of 6/30/15 (1)
(Based on Annualized Rental Revenue of
office properties, dollars in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (2)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (3)
United States Government	(4)	63	3,776,203	22.8%	$135,725	27.7%	5.5
Booz Allen Hamilton, Inc.		8	710,297	4.3%	24,235	4.9%	1.3
Northrop Grumman Corporation		9	763,776	4.6%	22,225	4.5%	5.1
The Boeing Company		13	752,693	4.5%	22,218	4.5%	3.3
General Dynamics Corporation		7	527,725	3.2%	19,069	3.9%	2.9
Computer Sciences Corporation		3	279,158	1.7%	10,531	2.1%	3.8
CareFirst, Inc.		2	300,154	1.8%	10,094	2.1%	6.5
The MITRE Corporation		6	290,288	1.8%	9,645	2.0%	2.6
Wells Fargo & Company		3	190,325	1.2%	8,144	1.7%	3.5
Vadata Inc.		4	664,431	4.0%	7,156	1.5%	9.0
Harris Coporation		7	209,888	1.3%	6,037	1.2%	3.1
Raytheon Company		6	168,205	1.0%	5,878	1.2%	2.6
AT&T Corporation		3	307,579	1.9%	5,815	1.2%	3.9
Science Applications International Corp.		5	158,406	1.0%	5,785	1.2%	3.7
Engility Holdings, Inc.		5	149,000	0.9%	5,698	1.2%	2.1
L-3 Communications Holdings, Inc.		1	158,786	1.0%	5,246	1.1%	4.3
Kratos Defense and Security Solutions		1	131,451	0.8%	4,402	0.9%	4.8
University of Maryland		4	162,912	1.0%	4,256	0.9%	6.2
The Johns Hopkins Institutions		6	148,091	0.9%	3,911	0.8%	3.2
KEYW Corporation		2	144,443	0.9%	3,907	0.8%	6.0
Subtotal Top 20 Office Tenants		158	9,993,811	60.4%	319,977	65.3%	4.5
All remaining tenants		493	6,552,600	39.6%	170,344	34.7%	4.7
Total/Weighted Average		651	16,546,411	100.0%	$490,321	100.0%	4.6

(1)  Amounts reported exclude leases at properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties. Effective April 1, 2014, all cash flows from such properties belong to the lender.
(2)  Total Annualized Rental Revenue is the monthly contractual base rent as of June 30, 2015, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.
(3)  A number of our leases are subject to certain early termination provisions.  The year of lease expiration was computed assuming no exercise of such early termination rights. The weighting of the lease term was computed using Total Rental Revenue.
(4)  Substantially all of our government leases are subject to early termination provisions which are customary in government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

Corporate Office Properties Trust
Investment Activity

Location	Property Region	Business Park/Submarket	Number of Buildings	Square Feet	Transaction Date	Occupancy on Transaction Date	Transaction Price (in thousands)
Operating Property Acquisitions
Quarter Ended March 31,2015
250 West Pratt Street	Greater Baltimore	Baltimore City	1	366,921	3/19/2015	96.2%	$61,887
Quarter Ended June 30, 2015
2600 Park Tower Drive	Northern Virginia	Other Northern Virginia	1	237,023	4/15/2015	100.0%	80,504
Total - Six Months Ended June 30, 2015			2	603,944			$142,391

Property Dispositions
Quarter Ended March 31,2015
White Marsh Land			N/A	N/A	Various		$17,900
Other Land			N/A	N/A	Various		175
Subtotal - Quarter Ended March 31, 2015							18,075
Total - Six Months Ended June 30, 2015							$18,075

Corporate Office Properties Trust
Construction, Redevelopment, Wholesale Data Center and Land Owned/Controlled as of 6/30/15
(dollars in thousands)

	Construction Projects (1)	Redevelopment Projects (2)	Wholesale Data Center	Land Owned/Controlled (3)	Total
Segment	Rentable Square Feet
Baltimore/Washington Corridor	311,444	141,381	N/A	4,320,000	4,772,825
Northern Virginia	701,030	—	N/A	1,839,000	2,540,030
San Antonio	—	—	N/A	1,033,000	1,033,000
Huntsville, Alabama	—	—	N/A	4,103,000	4,103,000
St. Mary’s and King George Counties	—	27,122	N/A	109,000	136,122
Greater Baltimore	—	—	N/A	1,510,000	1,510,000
Other Maryland	—	—	N/A	1,000,000	1,000,000
Greater Philadelphia	—	140,765	N/A	713,000	853,765
Other Land Owned/Controlled	—	—	N/A	3,118,000	3,118,000
Total	1,012,474	309,268	N/A	17,745,000	19,066,742
	Costs to date by region
Baltimore/Washington Corridor	$67,875	$18,351	$—	$133,033	$219,259
Northern Virginia	62,187	—	—	88,483	150,670
San Antonio	—	—	—	20,194	20,194
Huntsville, Alabama	—	—	—	14,515	14,515
St. Mary’s and King George Counties	—	2,770	—	2,588	5,358
Greater Baltimore			—	34,190	34,190
Other Maryland	—	—	—	9,279	9,279
Greater Philadelphia	—	23,136	—	17,333	40,469
Other Land Owned/Controlled	—	—	—	41,688	41,688
Wholesale Data Center	—	—	257,831	—	257,831
Total	$130,062	$44,257	$257,831	$361,303	$793,453

Reconciliation to amounts included in projects in development or held for future development, including land costs, as reported on consolidated balance sheet
Operating properties	(12,445)	(28,986)	(187,882)	(32,127)	(261,440)
Deferred leasing costs and other assets	(3,055)	(3,436)	(3,531)	—	(10,022)
Projects in development or held for future development, including associated land costs (4)	$114,562	$11,835	$66,418	$329,176	$521,991
(1) Represents construction projects as listed on page 23.
(2) Represents redevelopment projects as listed on page 24.
(3) Represents our land owned/controlled as listed on page 25.
(4) Represents total of costs included in lines on our consolidated balance sheet entitled “construction and redevelopment in progress, including land” and “land owned/controlled”.

Corporate Office Properties Trust
Summary of Construction Projects as of 6/30/15 (1)
(dollars in thousands)

	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 6/30/15 (2)		Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date

Property and Location			6/30/2015
Southpoint Manassas - DC12 Manassas, Virginia	Other	150,000	100%	$22,700	$14,375	Q3 15	Q3 15
Southpoint Manassas - DC14 Manassas, Virginia	Other	150,000	100%	22,700	11,707	4Q15	4Q 15
310 Sentinel Way Annapolis Junction, Maryland	National Business Park	191,464	0%	54,352	37,784	1Q 15	1Q 16
NOVA Office B Northern Virginia	Other	161,030	0%	41,500	27,684	2Q 15	2Q 16
7880 Milestone Parkway Hanover, Maryland	Arundel Preserve	119,980	74%	31,535	30,091	3Q 15	3Q 16
NOVA Office D Northern Virginia	Other	240,000	100%	46,525	8,421	3Q 17	3Q 17
Total Under Construction		1,012,474	62%	$219,312	$130,062

(1)	Includes properties under active construction and properties that we were contractually committed to construct as of June 30, 2015

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 6/30/15
(dollars in thousands)

	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 6/30/15 (1)					Actual or Anticipated Shell Completion Date	Anticipated Operational Date (2)
				Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location			6/30/2015
731 Arbor Way (Hillcrest III) Blue Bell, Pennsylvania (3)	Greater Philadelphia	140,765	100%	$2,850	$23,474	$26,324	$23,136	$17,868	1Q 15	3Q 15
44417 Pecan Court California, Maryland	St. Mary's County	27,122	0%	1,393	3,953	5,346	2,770	1,393	3Q 14	3Q 15
6708 Alexander Bell Drive Columbia, Maryland	Howard Co. Perimeter	52,000	0%	2,709	8,760	11,469	7,654	2,709	1Q 15	1Q 16
7134 Columbia Gateway Drive Columbia, Maryland	Howard Co. Perimeter	21,931	0%	2,392	2,321	4,713	2,468	2,392	4Q15	2Q16
1201 Winterson Rd (AS 13) Linthicum, Maryland	Airport Square	67,450	0%	3,158	12,893	16,051	4,432	3,158	4Q 15	4Q 16
921 Elkridge Landing Rd (AS 5) Linthicum, Maryland	Airport Square	TBD	0%	3,659	TBD	TBD	3,797	3,659	TBD	TBD
Total Under Redevelopment		309,268	46%	$16,161	$51,401	$63,903	$44,257	$31,179

(1) Cost includes construction, leasing costs and allocated portion of shared infrastructure.
(2) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(3) Although classified as under redevelopment, 110,670 square feet were operational as of 6/30/15; NOI for this property was $658,000 and cash NOI was ($23,000) for the three months ended 6/30/15.

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 6/30/15 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Costs to Date (2)
Land Owned/Controlled for Future Development
Baltimore/Washington Corridor
National Business Park	241	2,101
Arundel Preserve	90	1,020
Columbia Gateway	27	590
M Square	49	525
Airport Square	4	84
Subtotal	411	4,320
Northern Virginia	69	1,839
San Antonio, Texas	69	1,033
Huntsville, Alabama (3)	432	4,103
St. Mary’s & King George Counties	44	109
Greater Baltimore	68	1,510
Other Maryland	107	1,000
Greater Philadelphia, Pennsylvania	41	713
Total land owned/controlled for future development	1,241	14,627	$287,488

Other land owned/controlled	209	3,118	41,688

Land owned/controlled	1,450	17,745	$329,176

(1)	This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 23 and 24, and includes properties under ground lease to us.

(2)	Represents total costs to date included in “projects in development or held for future development, including associated land costs,” as reported on page 22 (in thousands).

(3)
Includes land owned under a long-term master lease agreement to LW Redstone Company, a consolidated joint venture (see page 30). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as tenant leases commence at the respective properties. The costs incurred on this land totaled $14.5 million as of 6/30/15.

Corporate Office Properties Trust
Quarterly Equity Analysis
(dollars, shares and units in thousands, except per share amounts)

SHAREHOLDER CLASSIFICATION	Common Shares	Common Units	As if Converted Preferred Shares/Units	Total	Diluted Ownership % of Total
As of June 30, 2015:
Insiders	601	309	—	910	0.92%
Non-insiders	93,929	3,371	610	97,910	99.08%
Total	94,530	3,680	610	98,820	100.00%

COMMON EQUITY - End of Quarter	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14
Unrestricted Common Shares	94,133	94,097	92,865	87,306	87,256
Restricted Common Shares	397	439	390	406	412
Common Shares	94,530	94,536	93,255	87,712	87,668
Common Units	3,680	3,680	3,838	3,860	3,899
Total	98,210	98,216	97,093	91,572	91,567
End of Quarter Common Share Price	$23.54	$29.38	$28.37	$25.72	$27.81
Market Value of Common Shares/Units	$2,311,863	$2,885,586	$2,754,528	$2,355,232	$2,546,478
PREFERRED EQUITY - End of Quarter
Nonconvertible Preferred Equity - liquidation preference
Redeemable Series L Shares Outstanding - 7.375%	$172,500	$172,500	$172,500	$172,500	$172,500
Convertible Preferred Equity - liquidation preference
Convertible Series I Units - 7.5% (1)	8,800	8,800	8,800	8,800	8,800
Convertible Series K Shares - 5.6% (2)	26,583	26,583	26,583	26,583	26,583
Total Convertible Preferred Equity	35,383	35,383	35,383	35,383	35,383
Total Liquidation Preference of Preferred Equity	$207,883	$207,883	$207,883	$207,883	$207,883
CAPITALIZATION
Liquidation Preference of Preferred Shares/Units	$207,883	$207,883	$207,883	$207,883	$207,883
Market Value of Common Shares/Units	2,311,863	2,885,586	2,754,528	2,355,232	2,546,478
Total Equity Market Capitalization	$2,519,746	$3,093,469	$2,962,411	$2,563,115	$2,754,361
(1) 352 units outstanding with a liquidation preference of $25 per unit, and convertible into 176 common units.
(2) 532 shares outstanding with a liquidation preference of $50 per share, and convertible into 434 shares.

Corporate Office Properties Trust
Debt Analysis as of June 30, 2015
(dollars in thousands)

	Stated Rate	GAAP Effective Rate	Weighted Average Maturity (in Years)	Maximum Availability	Outstanding Balance	Average Stated Interest Rates for Three Months Ended 6/30/15

Debt Outstanding
Fixed rate
Secured debt (1)	6.16%	6.15%	2.6		$384,227	6.2%
Senior Unsecured Notes	4.32%	4.47%	8.1		1,187,928	4.1%
Other Unsecured Debt	0.00%	6.50%	10.8		1,558	0.0%
Total fixed rate debt (1)	4.76%	4.88%	6.8		$1,573,713	4.7%
Variable rate
Secured debt	2.43%	2.43%	0.3		$36,457	2.4%
Unsecured Revolving Credit Facility	1.37%	1.37%	3.9	$800,000	—	1.4%
Unsecured Term Loans	1.77%	1.77%	3.9		520,000	1.8%
Total variable rate debt	1.81%	1.81%	3.6		$556,457	2.4%	(2)(3)
Total consolidated debt outstanding	3.99%	4.08%	5.9		$2,130,170	3.8%	(2)(3)

Variable Rate Loans Subject to Interest Rate Swaps (2)					$436,457	0.7%

% of Fixed Rate Loans (2)					94.4%
% of Variable Rate Loans (2)					5.6%
					100.0%

Recourse debt					$1,763,530
Nonrecourse debt					366,640
Total consolidated debt outstanding					$2,130,170

(1)	Excludes incremental additional interest associated with default rate on debt in default that we expect to extinguish via conveyance of properties.
(2) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.
(3) Includes facility commitment fees incurred for our Unsecured Revolving Credit Facility.

Corporate Office Properties Trust
Debt Analysis  (continued)
(dollars in thousands)

	June 30, 2015
Secured debt	$420,684
Unsecured debt	1,709,486
Debt in default to be extinguished via conveyance of properties	(150,000)
Numerator for debt to adjusted book ratio	$1,980,170

Unencumbered adjusted book	$4,322,917
Encumbered adjusted book	432,726
Total adjusted book (1)	$4,755,643

# of Operating Office Properties (1)
Unencumbered	162
Encumbered	17
Total (1)	179

Square Feet of Office Properties (in thousands) (1)
Unencumbered	15,963
Encumbered	2,024
Total (1)	17,987

	Three Months Ended 6/30/15
Unencumbered NOI from real estate operations	$70,038
Encumbered NOI from real estate operations	10,907
NOI from properties to be conveyed to extinguish debt in default	843
Total NOI from real estate operations	$81,788

Unencumbered adjusted EBITDA	$62,914
Encumbered adjusted EBITDA (1)	10,906
Total adjusted EBITDA (1)	$73,820

Debt ratios (coverage ratios excluding capitalized interest) — All coverage computations include discontinued operations	Three Months Ended 6/30/15
Adjusted EBITDA debt service coverage ratio	4.2x
Adjusted EBITDA fixed charge coverage ratio	3.1x
Adjusted debt to in-place adjusted EBITDA ratio	6.6x

	As of and for Three Months Ended 6/30/15
Unsecured Senior Notes Covenants	Actual	Required
Total Debt / Total Assets	43.8%	Less than 60%
Secured Debt / Total Assets	7.7%	Less than 40%
Debt Service Coverage	2.8x	Greater than 1.5x
Unencumbered Assets / Unsecured Debt	244.9%	Greater than 150%

(1)	Except for Unsecured Senior Notes Covenants, amounts exclude the effect of properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties.

Corporate Office Properties Trust
Debt Maturity Schedule (1)
(dollars in thousands)

		GAAP
	Stated	Effective
	Rate	Rate	2015	2016	2017	2018	2019	Thereafter	Total
Unsecured Debt
Unsecured Revolving Credit Facility (2)	LIBOR + 1.20%	1.37%	$—	$—	$—	$—	$—	$—	$—
Senior Unsecured Notes
Due 6/15/21	3.70%	3.85%	—	—	—	—	—	300,000	300,000
Due 5/15/23	3.60%	3.70%	—	—	—	—	—	350,000	350,000
Due 2/15/24	5.25%	5.49%	—	—	—	—	—	250,000	250,000
Due 7/1/25	5.00%	5.15%	—	—	—	—	—	300,000	300,000
Total Senior Unsecured Notes			—	—	—	—	—	1,200,000	1,200,000

Other Unsecured Debt
2016 maturities (3)	LIBOR + 1.50%	1.69%	—	100,000	—	—	—	—	100,000
2019 maturities	LIBOR + 2.10%	2.28%	—	—	—	—	120,000	—	120,000
2020 maturities	LIBOR + 1.40%	1.59%	—	—	—	—	—	300,000	300,000
2026 maturities	0.00%	0.00%	100	200	200	200	200	1,261	2,161
Total Other Unsecured Debt			100	100,200	200	200	120,200	301,261	522,161

Total Unsecured Debt			$100	$100,200	$200	$200	$120,200	$1,501,261	$1,722,161
Secured Debt
Fixed Rate Secured Debt (1)
2016 maturities	7.22%	7.21%	$2,102	$169,343	$—	$—	$—	$—	$171,445
2017 maturities	5.45%	5.85%	96	200	4,302	—	—	—	4,598
Thereafter	4.40%	4.37%	796	1,656	1,745	1,836	1,894	50,228	58,155
Total Fixed Rate Secured Debt			2,994	171,199	6,047	1,836	1,894	50,228	234,198
Variable Rate Secured Debt	LIBOR + 2.25%	2.43%	36,457	—	—	—	—	—	36,457
Total Secured Debt			$39,451	$171,199	$6,047	$1,836	$1,894	$50,228	$270,655

Total Debt (1)			$39,551	$271,399	$6,247	$2,036	$122,094	$1,551,489	$1,992,816

Fixed Rate Debt	4.67%	4.80%	$3,094	$171,399	$6,247	$2,036	$2,094	$1,251,489	$1,436,359
Variable Rate Debt	1.81%	1.81%	36,457	100,000	—	—	120,000	300,000	556,457
Total Debt			$39,551	$271,399	$6,247	$2,036	$122,094	$1,551,489	$1,992,816

Balloon Payments			$36,175	$266,062	$4,110	$—	$120,000	$1,543,551	$1,969,898
Scheduled Principal Amortization			3,376	5,337	2,137	2,036	2,094	7,938	22,918
Total Debt			$39,551	$271,399	$6,247	$2,036	$122,094	$1,551,489	$1,992,816
						Net discount			(12,646)
						Numerator for debt to adjusted book			$1,980,170
						Debt in default to be extinguished (1)			150,000
						Consolidated debt			$2,130,170

(1)	Maturities exclude $150.0 million nonrecourse mortgage that we expect to extinguish by conveying the collateral to the lender.

(2)	Matures in May 2019, and may be extended by two six-month periods at our option, subject to certain conditions.

(3)	Matures in March 2016, and may be extended by three six-month periods at our option, subject to certain conditions.

Corporate Office Properties Trust
Consolidated Joint Ventures as of 6/30/15
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy %	Leased %	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (2 properties)	242	100.0%	100.0%	$55,342	$36,457	50%
Huntsville, AL:
LW Redstone Company, LLC (5 properties)	495	100.0%	100.0%	85,470	37,244	85%
Total/Average	737	100.0%	100.0%	$140,812	$73,701
NOI of Operating Properties for the Three Months Ended 6/30/15 (2)	$2,690
NOI of Operating Properties for the Six Months Ended 6/30/15 (2)	$5,296

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	525	$3,497	$—	50%
Huntsville, Alabama:
Redstone Gateway	4,103	57,317	—	85%
Total	4,628	$60,814	$—

(1)  Total assets includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis related to the applicable joint venture and related joint ventures (formed and to be formed).

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (in thousands)

	Three Months Ended					Six Months Ended
	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14	6/30/15	6/30/14
Net income	$17,232	$14,735	$5,937	$24,548	$9,050	$31,967	$14,721
Interest expense on continuing and discontinued operations	21,768	20,838	23,286	24,802	23,478	42,606	44,305
Income tax expense	50	55	53	101	92	105	156
Depreciation of furniture, fixtures and equipment	527	492	513	543	843	1,019	1,348
Real estate-related depreciation and amortization	33,786	31,599	31,358	30,237	30,895	65,385	74,491
Impairment losses	1,239	233	48	42	1,328	1,472	1,329
(Gain) loss on early extinguishment of debt on continuing and discont. operations	(315)	3	9,106	176	363	(312)	386
Gain on sales of operating properties	—	—	2	(5,123)	—	—	4
Gain on sales of non-operational properties	1	(3,986)	(43)	(5,535)	—	(3,985)	—
Net loss (gain) on investments in unconsolidated entities included in interest and other income	(52)	75	(74)	63	282	23	302
Operating property acquisition costs	361	1,046	—	—	—	1,407	—
EBITDA from properties to be conveyed to extinguish debt in default	(843)	90	(828)	(732)	(531)	(753)	(531)
Demolition costs on redevelopment properties	66	175	—	—	—	241	—
Executive transition costs	—	—	1,056	—	—	—	—
Adjusted EBITDA	$73,820	$65,355	$70,414	$69,122	$65,800	$139,175	$136,511
Add back:
General, administrative and leasing expenses on continuing and discontinued operations	7,534	7,891	8,912	7,211	7,528	15,425	15,671
Business development expenses and land carry costs on continuing and discontinued operations, excluding operating property acquisition costs and demolition costs on redevelopment properties	2,196	1,569	1,466	1,430	1,351	3,765	2,677
Depreciation of FF&E	(527)	(492)	(513)	(543)	(843)	(1,019)	(1,348)
Income from construction contracts and other service operations	(879)	(826)	(1,653)	(1,146)	(725)	(1,705)	(3,891)
Interest and other income, excluding net loss/gain on investments in unconsolidated entities	(1,190)	(1,358)	(1,074)	(1,254)	(1,581)	(2,548)	(2,886)
Equity in (income) loss of unconsolidated entities	(9)	(25)	(23)	(193)	47	(34)	(13)
NOI from properties to be conveyed to extinguish debt in default	843	(90)	828	732	531	753	531
Executive transition costs	—	—	(1,056)	—	—	—	—
NOI from real estate operations	$81,788	$72,024	$77,301	$75,359	$72,108	$153,812	$147,252

Adjusted EBITDA	$73,820	$65,355	$70,414	$69,122	$65,800
Proforma NOI adjustments from properties in quarter of acquisition (disposition)	253	737	—	(106)	—
In-place adjusted EBITDA	$74,073	$66,092	$70,414	$69,016	$65,800

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14	6/30/15	6/30/14
Discontinued Operations
Revenues from real estate operations	$4	$—	$(2)	$(36)	$5	$4	$24
Property operating expenses	11	(5)	24	175	(84)	6	(64)
Gain (loss) on early extinguishment of debt	380	—	—	—	(93)	380	(116)
Impairment (losses) recoveries	(1)	(233)	—	24	(26)	(234)	(27)
Gain on sales of depreciated real estate properties	—	—	—	28	—	—	(4)
Discontinued operations	$394	$(238)	$22	$191	$(198)	$156	$(187)
GAAP revenues from real estate operations from continuing operations	$128,191	$122,710	$120,613	$118,276	$115,959	$250,901	$240,836
Revenues from discontinued operations	4	—	(2)	(36)	5	4	24
Real estate revenues	$128,195	$122,710	$120,611	$118,240	$115,964	$250,905	$240,860
GAAP property operating expenses from continuing operations	$46,418	$50,681	$43,334	$43,056	$43,772	$97,099	$93,544
Property operating expenses from discontinued operations	(11)	5	(24)	(175)	84	(6)	64
Real estate property operating expenses	$46,407	$50,686	$43,310	$42,881	$43,856	$97,093	$93,608
Gain on sales of real estate, net, per statements of operations	$(1)	$3,986	$41	$10,630	$—	$3,985	$—
Gain on sales of real estate from discontinued operations	—	—	—	28	—	—	(4)
Gain on sales of real estate from continuing and discont. operations	(1)	3,986	41	10,658	—	3,985	(4)
Gain on sales of non-operating properties	1	(3,986)	(43)	(5,535)	—	(3,985)	—
Gain on sales of operating properties	$—	$—	$(2)	$5,123	$—	$—	$(4)
Impairment losses, per statements of operations	$1,238	$—	$48	$66	$1,302	$1,238	$1,302
Impairment losses (recoveries) on discontinued operations	1	233	—	(24)	26	234	27
Total impairment losses	$1,239	$233	$48	$42	$1,328	$1,472	$1,329
Impairment (losses) recoveries on previously depreciated operating properties	(1,239)	(233)	(48)	7	(1,328)	(1,472)	(1,329)
Impairment losses on non-operating properties	$—	$—	$—	$49	$—	$—	$—

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14	6/30/15	6/30/14
Total interest expense	$21,768	$20,838	$23,286	$24,802	$23,478	$42,606	$44,305
Less: Amortization of deferred financing costs	(1,146)	(990)	(1,020)	(1,357)	(1,122)	(2,136)	(2,289)
Less: Amortization of net debt discounts and prem., net of amounts capitalized	(264)	(264)	(261)	(259)	(229)	(528)	(400)
Less: Interest exp. on debt in default to be exting. via conveyance of properties	(4,261)	(4,182)	(4,320)	(4,231)	(4,133)	(8,443)	(4,133)
Denominator for interest coverage	16,097	15,402	17,685	18,955	17,994	31,499	37,483
Scheduled principal amortization	1,670	1,649	1,603	1,477	1,582	3,319	3,437
Denominator for debt service coverage	17,767	17,051	19,288	20,432	19,576	34,818	40,920
Capitalized interest	1,950	2,132	1,740	1,314	1,422	4,082	3,011
Preferred share dividends - redeemable non-convertible	3,553	3,552	3,552	3,553	4,344	7,105	8,834
Preferred unit distributions	165	165	165	165	165	330	330
Denominator for fixed charge coverage	$23,435	$22,900	$24,745	$25,464	$25,507	$46,335	$53,095
Preferred share dividends	$3,553	$3,552	$3,552	$3,553	$4,344	$7,105	$8,834
Preferred unit distributions	165	165	165	165	165	330	330
Common share dividends	26,002	25,998	25,638	24,112	24,103	52,000	48,194
Common unit distributions	1,012	1,012	1,055	1,062	1,072	2,024	2,153
Total dividends/distributions	$30,732	$30,727	$30,410	$28,892	$29,684	$61,459	$59,511
Common share dividends	$26,002	$25,998	$25,638	$24,112	$24,103	$52,000	$48,194
Common unit distributions	1,012	1,012	1,055	1,062	1,072	2,024	2,153
Dividends and distributions for payout ratios	$27,014	$27,010	$26,693	$25,174	$25,175	$54,024	$50,347

Total Assets	$3,910,921	$3,777,155	$3,670,257	$3,680,188	$3,709,500	$3,910,921	$3,709,500
Accumulated depreciation	723,470	724,539	703,083	679,598	655,214	723,470	655,214
Accumulated depreciation included in assets held for sale	24,930	—	—	—	3,121	24,930	3,121
Accumulated amort. of real estate intangibles and deferred leasing costs	211,522	219,437	214,611	207,864	201,627	211,522	201,627
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	15,271	—	—	—	4,277	15,271	4,277
Less: Adj. book assoc. with properties to be conveyed to exting. debt in default	(130,471)	(131,623)	(131,118)	(130,346)	(130,921)	(130,471)	(130,921)
Adjusted book	$4,755,643	$4,589,508	$4,456,833	$4,437,304	$4,442,818	$4,755,643	$4,442,818
Debt, net	$2,130,170	$1,999,622	$1,920,057	$2,049,992	$2,099,343
Less: Debt in default to be extinguished via conveyance of properties	(150,000)	(150,000)	(150,000)	(150,000)	(150,000)
Numerator for debt to adjusted book ratio	1,980,170	1,849,622	1,770,057	1,899,992	1,949,343
Less: Cash and cash equivalents	(37,074)	(4,429)	(6,077)	(40,018)	(76,216)
Adjusted debt	$1,943,096	$1,845,193	$1,763,980	$1,859,974	$1,873,127

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures are not necessarily indications of our cash flow available to fund cash needs.  Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet excluding the effect of accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions and accumulated amortization of deferred leasing costs, and excluding the effect of properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties.

Adjusted debt
Defined as the carrying value of our debt, as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default to be extinguished via conveyance of properties.

Adjusted debt to in-place adjusted EBITDA ratio
Defined as adjusted debt (as defined above) divided by in-place adjusted EBITDA (defined below) for the three month period that is annualized by multiplying by four.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, loss on interest rate derivatives, income taxes, demolition costs on redevelopment properties and executive transition costs, and excluding the effect of properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties.  We believe that adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to Basic FFO.

Corporate Office Properties Trust
Definitions

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of tenant incentives, and amortization of acquisition intangibles included in FFO and NOI).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components (including above- and below-market leases and above- or below-market cost arrangements), which are then amortized into FFO and NOI over their estimated lives.  We believe that Cash NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items that are not associated with cash to us.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that net income is the most directly comparable GAAP measure to Cash NOI.

Debt to Adjusted book
Defined as debt, as adjusted to subtract debt in default to be extinguished via conveyance of properties, divided by Adjusted book (defined above).

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” below), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) recurring capital expenditures.  Recurring capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there); recurring capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition.  We believe that Diluted AFFO is an important supplemental measure of liquidity for an equity REIT because it provides management and investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”) and FFO, as adjusted for comparability
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs: gains on sales of, and impairment losses on, properties other than previously depreciated operating properties, net of associated income tax; gain or loss on early extinguishment of debt; FFO associated with properties securing non-recourse debt on which we have defaulted and which we have extinguished, or expect to extinguish, via conveyance of those properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment properties; executive transition costs; and accounting charges for original issuance costs associated with redeemed preferred shares.  We believe that the excluded items are not reflective of normal operations and, as a result, believe that a measure

Corporate Office Properties Trust
Definitions

that excludes these items is a useful supplemental measure in evaluating operating performance.  The adjustment for FFO associated with properties securing non-recourse debt on which we have defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  As discussed above, we believe that the excluded items are not indicative of normal operations.  As such, we believe that a measure that excludes these items is a useful supplemental measure in evaluating our operating performance.  We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to FFO.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were sold; and (2) the addition of pro forma adjustments to NOI for properties acquired subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership. We

Corporate Office Properties Trust
Definitions

believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in our ownership of operating properties.  We believe that net income is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Net operating income (“NOI”) from real estate operations
NOI is real estate revenues from continuing and discontinued operations reduced by total property expenses associated with real estate operations, including discontinued operations; total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that net income is the most directly comparable GAAP measure to NOI.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans for continuing and discontinued operations, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Real estate revenue operating margin
Defined as NOI from real estate operations divided by real estate revenue, including continuing and discontinued operations.

Recurring capital expenditures
Definition is included above in the definition for Diluted AFFO.

Rental revenue operating margin
Defined as NOI from real estate operations divided by real estate rental revenue, including continuing and discontinued operations.

Corporate Office Properties Trust
Definitions

Same office property NOI
Defined as NOI from real estate operations of Same Office Properties.  We believe that Same Office Property NOI is an important supplemental measure of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations.

Same office property cash NOI
Defined as cash NOI attributable to same office properties with additional adjustments to eliminate the effects of: (1) lease termination fees paid by tenants to terminate their lease obligations prior to the end of the agreed upon lease terms; and (2) rental revenue recognized under GAAP resulting from landlord assets funded by tenants.  Lease termination fees and tenant-funded landlord improvements are often recognized as revenue in large one-time lump sum amounts.  We believe that cash NOI attributable to same office properties with additional adjustments to eliminate the effects of these amounts is a useful supplemental measure of operating performance in evaluating same-office property groupings.  We believe that net income is the most directly comparable GAAP measure to Same office property cash NOI.

Corporate Office Properties Trust
Definitions

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space.

Construction Properties — Properties under active construction and properties that we were contractually committed to construct.

Core Portfolio — Operating properties held for long-term investment.

Demand Driver Adjacent Properties — Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Greater Washington, DC/Baltimore Region — Includes counties that comprise the Baltimore/Washington Corridor, Northern Virginia, Greater Baltimore, St. Mary’s & King George Counties, and the Washington, DC-Capitol Riverfront.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office — Regional office properties held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties.

Same Office Properties — Operating office properties owned and 100% operational since at least January 1, 2014, excluding properties held for future disposition and properties under redevelopment.

Second Generation Space — Space leased that has been previously occupied.

Strategic Tenant Niche Properties — Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers, or that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors.

Total Portfolio — Operating properties, excl. the effect of properties serving as collateral for debt which is in default that we expect to extinguish via property conveyance.

Unstabilized Properties — Properties with first generation operational space less than 90% occupied at period end.